As filed with the Securities and Exchange Commission on September 29, 1998
                                                     Registration No. 333-______

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM S-4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                 WEBSTER FINANCIAL CORPORATION                                           WEBSTER CAPITAL TRUST II
    (Exact name of registrant as specified in its charter)                (Exact name of registrant as specified in its charter)
                           Delaware                                                              Delaware
                   (State of incorporation)                                              (State of incorporation)
                             6712                                                                  6719
                 (Primary Standard Industrial                                          (Primary Standard Industrial
                  Classification Code Number)                                           Classification Code Number)
                          06-1187536                                                         Applied for
             (I.R.S. Employer Identification No.)                                  (I.R.S. Employer Identification No.)


                                  Webster Plaza
                          Waterbury, Connecticut 06702

    (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                               ------------------

                        John V. Brennan                                                       John V. Brennan
Executive Vice President, Chief Financial Officer and Treasurer                          Webster Capital Trust II
                 Webster Financial Corporation                                                 Webster Plaza
                         Webster Plaza                                                 Waterbury, Connecticut  06702
                 Waterbury, Connecticut  06702                                                (203) 753-2921
                        (203) 753-2921

            (Name, address, including zip code, and telephone number,
                   including area code, of agents for service)

                            ------------------------

                                   Copies to:
                              Stuart G. Stein, Esq.
                             Hogan & Hartson L.L.P.
                           555 Thirteenth Street, N.W.
                             Washington, D.C. 20004
                                 (202) 637-8575

         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

                            ------------------------

                                               CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
                                                                                 Proposed
                                                                                 maximum      Proposed maximum
                                                                                 offering         aggregate       Amount of
                                                               Amount to be     price per      offering price    registration
Title of each class of securities to be registered              registered       unit (1)            (1)             fee
------------------------------------------------------------------------------------------------------------------------------
Exchange Capital Securities of Webster Capital Trust II        $50,000,000         100%          $50,000,000       $14,750
------------------------------------------------------------------------------------------------------------------------------
Exchange Junior Subordinated Debentures of Webster
Financial Corporation (2)
------------------------------------------------------------------------------------------------------------------------------
Webster Financial Corporation Exchange Guarantee with
respect to Exchange Capital Securities (2)
------------------------------------------------------------------------------------------------------------------------------
Total (3)                                                      $50,000,000 (4)     100%          $50,000,000 (4)   $14,750
------------------------------------------------------------------------------------------------------------------------------


(1)  Estimated solely for the purpose of computing the registration fee.

(2)  No  separate  consideration  will  be  received  for  the  Exchange  Junior
     Subordinated Debentures of Webster Financial Corporation distributed upon any liquidation of Webster Capital Trust II, and no separate consideration will be received for the Webster Financial Corporation Exchange Guarantee.

(3) This registration statement is deemed to cover rights of holders of Exchange Junior Subordinated Debentures under the Indenture, the rights of holders of Exchange Capital Securities under an Amended and Restated Declaration of Trust, and the rights of holders of such Exchange Capital Securities under the Exchange Guarantee and certain backup undertakings as described herein.

(4) Such amount represents the liquidation amount of the Capital Securities to be exchanged hereunder and the principal amount of Exchange Junior Subordinated Debentures that may be distributed to holders of such Capital Securities upon any liquidation of Webster Capital Trust II.

                              --------------------

         The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information contained herein is subject to completion or amendment. A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 29, 1998

                                   PROSPECTUS

                            WEBSTER CAPITAL TRUST II
                              OFFER TO EXCHANGE ITS

                  10.00% EXCHANGE CAPITAL SECURITIES, SERIES B

            (LIQUIDATION AMOUNT $1,000 PER EXCHANGE CAPITAL SECURITY)
           WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING

                  10.00% ORIGINAL CAPITAL SECURITIES, SERIES A

            (LIQUIDATION AMOUNT $1,000 PER ORIGINAL CAPITAL SECURITY) FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                          WEBSTER FINANCIAL CORPORATION

       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
          NEW YORK CITY TIME ON ____________ __, 1998, UNLESS EXTENDED.

       Webster Capital Trust II, a trust formed under the laws of the State of Delaware (the "Trust"), hereby offers, upon the terms and subject to the conditions set forth in this prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $50,000,000 aggregate Liquidation Amount of its 10.00% Exchange Capital
Securities, Series B (the "Exchange Capital Securities"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus constitutes a part, for a like Liquidation Amount of its outstanding 10.00% Capital Securities, Series A (the "Original Capital Securities"), of which $50,000,000 aggregate Liquidation Amount are issued and outstanding. Pursuant to the Exchange Offer, Webster Financial Corporation, a Delaware corporation (the "Corporation" or "Webster"), is also offering to exchange (i) its guarantee of payments of cash distributions and payments on liquidation of the Trust or redemption of the Original Capital Securities (the "Original Guarantee") for a like guarantee in respect of the Exchange Capital Securities (the "Exchange Guarantee") and (ii) $50,000,000 aggregate principal amount of its 10.00% Junior Subordinated Deferrable Interest Debentures, Series A, due April 1, 2027 (the "Original Junior Subordinated Debentures") for a

                                                        (Continued on next page)

       This Prospectus and the Letter of Transmittal are first being mailed to all holders of Original Capital Securities on or about ____________ __, 1998.

       SEE "RISK FACTORS" BEGINNING ON PAGE _____ FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY HOLDERS IN DECIDING WHETHER TO TENDER ORIGINAL CAPITAL SECURITIES IN THE EXCHANGE OFFER.

  THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK
        AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION
                        OR ANY OTHER GOVERNMENTAL AGENCY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                      PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

              The date of this Prospectus is ____________ __, 1998

(Continued from the previous page)

like aggregate principal amount of its 10.00% Junior Subordinated Deferrable Interest Debentures, Series B, due April 1, 2027 (the "Exchange Junior
Subordinated Debentures"), which Exchange Guarantee and Exchange Junior Subordinated Debentures also have been registered under the Securities Act. The Original Capital Securities, the Original Guarantee and the Original Junior Subordinated Debentures are collectively referred to herein as the "Original Securities" and the Exchange Capital Securities, the Exchange Guarantee and the Exchange Junior Subordinated Debentures are collectively referred to herein as the "Exchange Securities."

          On April 15, 1998, the Corporation acquired Eagle Financial Corp. ("Eagle") in a merger transaction (the "Merger"). As a result of the Merger, the Corporation (i) assumed Eagle's obligations under the Indenture with respect to the Junior Subordinated Debentures and the Guarantee Agreement with respect to the Guarantee; and (ii) acquired total assets of $2.3 billion, net loans of $1.1 billion and deposits of $1.3 billion. Subsequent to the Merger and upon the filing of a Certificate of Amendment to Certificate of Trust of Eagle Financial Capital Trust I on September 28, 1998, the name of Eagle Financial Capital Trust I was changed to Webster Capital Trust II.

       The terms of the Exchange Securities are identical in all material respects to the respective terms of the Original Securities, except that (i) the Exchange Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Original Securities, (ii) the Exchange Capital Securities will not provide for any increase in the Distribution rate thereon, and (iii) the Exchange Junior Subordinated Debentures will not provide for any liquidated damages thereon. See "Description of Exchange Securities" and "Description of Original Securities." The Exchange Capital Securities are being offered for exchange in order to satisfy certain obligations of the Corporation and the Trust under the Registration Rights Agreement dated April 1, 1997 (the "Registration Rights Agreement") among Eagle, the Trust and Sandler O'Neill & Partners, L.P. (the "Initial Purchaser"). As a result of Eagle and the Trust not having had a registration statement as to exchange securities been declared effective by September 28, 1997, liquidated damages have been accruing at the rate of 0.25% per annum on the principal amount of the Original Junior Subordinated Debentures and Distributions have been accruing at the rate of 0.25% per annum on the Liquidation Amount of the Original Capital Securities, and shall continue to do so until such time as this Registration Statement is declared effective. In the event that the Exchange Offer is consummated, any Original Capital Securities that remain outstanding after consummation of the Exchange Offer and the Exchange Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement.

       The Exchange Capital Securities and the Original Capital Securities (together, the "Capital Securities") represent beneficial interests in the assets of the Trust. The Corporation is the owner of all of the beneficial interests represented by common securities of the Trust (the "Common Securities," and together with the Capital Securities, the "Trust Securities"). Wilmington Trust Company is the Property Trustee (the "Property Trustee") of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in the Junior Subordinated Debentures. The Exchange Junior Subordinated Debentures will mature on April 1, 2027 (the "Stated Maturity Date"). The Exchange Capital Securities will have a preference over the Common Securities under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of Exchange Securities--Description of Exchange Capital Securities--Subordination of Common Securities."

       As used herein, (i) the "Indenture" means the Indenture, dated as of April 1, 1997, as amended and supplemented from time to time, between Eagle and Wilmington Trust Company, as trustee (the "Debenture Trustee"), relating to the Junior Subordinated Debentures, (ii) the "Trust Agreement" means the Amended and Restated Declaration of Trust relating to the Trust among Eagle, as Sponsor, Wilmington Trust Company, as Property Trustee, Wilmington Trust Company, as Delaware Trustee (the "Delaware Trustee"), and the Administrative Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees"), (iii) the "Guarantee" means the Guarantee Agreement relating to the Original Capital Securities between Eagle and Wilmington Trust Company, as Guarantee Trustee (the "Guarantee Trustee") and (iv) the "Common Guarantee" means the Common Guarantee Agreement relating to the Common Securities by the Corporation. In addition, as the context may require, (i) "Junior Subordinated Debentures" includes the Original Junior Subordinated Debentures and the Exchange Junior Subordinated Debentures and (ii) "Guarantee" includes the Original Guarantee and the Exchange Guarantee.

       Holders of the Trust Securities will be entitled to receive cumulative cash distributions arising from the payment of interest on the Exchange Junior Subordinated Debentures, accumulating from April 1, 1997 and payable semi-annually in arrears on April 1 and October 1 of each year, commencing October 1, 1998 at the annual rate of 10.00% of the Liquidation Amount of $1,000 per Trust Security ("Distributions"). So long as no Debenture Event of Default has occurred and is continuing, the Corporation has the right to defer payments of interest on the Exchange Junior Subordinated Debentures for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that an Extension Period must end on an Interest Payment Date and may not extend beyond the Stated Maturity Date. Such deferred Distributions to which holders of the Trust Securities are entitled during any such Extension Period will accumulate additional
Distributions thereon at the rate per annum of 10.00% thereof, compounded semi-annually from the relevant Distribution Date, but not exceeding the interest rate then accruing on the Exchange Junior Subordinated Debentures. The term "Distributions," as used herein, shall include any such additional Distributions.

       Upon the termination of any such Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new Extension Period, subject to the requirements set forth herein. If and for so long as interest payments on the Exchange Junior Subordinated Debentures are so deferred, Distributions on the Trust Securities also will be deferred, and the Corporation will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Corporation's capital stock or to make any payment with respect to debt securities of the Corporation that rank pari passu with or junior to the Exchange Junior Subordinated Debentures. During an Extension Period, interest on the Exchange Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Trust Securities are entitled will continue to accumulate) at the rate of 10.00% per annum, compounded semi-annually, and holders of Trust Securities will be required to include deferred interest income in their gross income for U.S. federal income tax purposes prior to the receipt of the cash attributable to such income. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain Federal Income Tax Consequences--IntereST Income and Original Issue Discount."

     The Corporation has, through the Guarantee, the Common Guarantee, the Trust Agreement, the Junior Subordinated Debentures and the Indenture guaranteed all of the Trust's obligations under the Trust Securities. See "Relationship Among the Exchange Capital Securities, the Exchange Junior Subordinated Debentures and the Exchange Guarantee--Full and Unconditional Guarantee." The Exchange Guarantee and the Common Guarantee will guarantee payments of Distributions and payments upon liquidation of the Trust or redemption of the Trust Securities, but in each case only to the extent that the Trust has funds legally available therefor and has failed to make such payments, as described herein. See "Description of Exchange Securities--Description of Exchange Guarantee." If the Corporation fails to make a required payment on the Exchange Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Trust Securities. The Exchange
Guarantee and the Common Guarantee will not cover any such payment when the Trust does not have sufficient funds legally available therefor. In such event, a holder of Exchange Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights in respect of such payment. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Exchange Capital Securities." The obligations of the Corporation under the Exchange Guarantee, the Common Guarantee, and the Exchange Junior Subordinated Debentures will be unsecured and will rank subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of Exchange
Securities--Description        of       Exchange       Junior       Subordinated
Debentures--Subordination"). See "Risk Factors--Ranking OF Subordinated Obligations under the Exchange Guarantee and the Exchange Junior Subordinated Debentures; Limitation on Source of Funds."

       The Trust Securities will be subject to mandatory redemption in a Like Amount, (i) in whole but not in part, on the Stated Maturity Date upon repayment of the Exchange Junior Subordinated Debentures at a redemption price equal to the principal amount of, plus accrued and unpaid interest on, the Exchange Junior Subordinated Debentures (the "Maturity Redemption Price"), (ii) in whole but not in part, at any time prior to April 1, 2007 (the "Initial Optional Redemption Date"), contemporaneously with the optional prepayment of the Exchange Junior Subordinated Debentures by the Corporation, upon the occurrence and continuation of a Special Event at a redemption price equal to the Special Event Prepayment Price (the "Special Event Redemption Price"), and (iii) in whole or in part, on or after the Initial Optional Redemption Date, contemporaneously with the optional prepayment by the Corporation of all or part of the Exchange Junior Subordinated Debentures, at a redemption price equal to the Optional Prepayment Price (the "Optional Redemption Price"). Any of the Maturity Redemption Price, the Special Event Redemption Price and the Optional Redemption Price may be referred to herein as the "Redemption Price." See "Description of Exchange Securities--Description of Exchange Capital Securities--Redemption."

       Subject to the Corporation having received any required regulatory approvals, the Exchange Junior Subordinated Debentures will be prepayable prior to the Stated Maturity Date at the option of the Corporation (i) on or after the Initial Optional Redemption Date, in whole or in part, at a price (the "Optional Prepayment Price") equal to 105% of the principal amount thereof on the Initial Optional Redemption Date, declining ratably on each April 1, thereafter to 100% on or after April 1, 2017, or (ii) at any time prior to the Initial Optional Redemption Date, in whole but not in part, upon the occurrence and continuation of a Special Event, at a prepayment price (the "Special Event Prepayment Price") equal to the Make-Whole Amount corresponding to the principal amount of Exchange Junior Subordinated Debentures to be prepaid. The "Make-Whole Amount" shall be equal to the greater of (a) 100% of the principal amount to be prepaid or (b) the sum, as determined by a Quotation Agent, of the present values of the remaining scheduled payments of principal and interest on the Exchange Junior Subordinated Debentures, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in the case of each of clauses (a) and (b), accrued and unpaid interest thereon, including Compounded Interest and Additional Sums, if any, to the date of prepayment. Either of the Optional Prepayment Price or the Special Event Prepayment Price may be referred to herein as the "Prepayment Price." See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Optional Prepayment" anD "--Special Event Prepayment."

       The Corporation has the right at any time to terminate the Trust and, after satisfaction to liabilities of creditors of the Trust as required by applicable law, to cause a Like Amount of the Exchange Junior Subordinated
Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust, subject to (i) the Administrative Trustees having received an opinion of counsel to the effect that such distribution will not cause the holders of Exchange Capital Securities to recognize gain or loss for federal income tax purposes and (ii) the receipt of any required regulatory approvals. Unless the Exchange Junior Subordinated Debentures are distributed to the holders of the Trust Securities, in the event of a liquidation of the Trust as described herein, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Trust Securities generally will be entitled to receive a Liquidation Amount of $1,000 per Trust Security, plus accumulated and unpaid Distributions thereon to the date of payment. See "Description of Exchange Securities--Description of Exchange Capital Securities--Liquidation of the Trust and Distribution oF Exchange Junior Subordinated Debentures."

       THE CAPITAL SECURITIES, INCLUDING THE EXCHANGE CAPITAL SECURITIES, MAY BE TRANSFERRED ONLY IN A BLOCK HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000 (100 CAPITAL SECURITIES). ANY TRANSFER OF EXCHANGE CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH EXCHANGE CAPITAL SECURITIES FOR ANY PURPOSE,
INCLUDING BUT NOT LIMITED TO THE RECEIPT OF DISTRIBUTIONS ON SUCH EXCHANGE CAPITAL SECURITIES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH EXCHANGE CAPITAL SECURITIES.

                          ----------------------------

       The Trust is making the Exchange Offer of the Exchange Capital Securities in reliance on the position of the staff of the Division of Corporation Finance (the "Staff") of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust has sought its own interpretive letter and there can be no assurance that the Staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff of the Commission, and subject to the two immediately following sentences, the Corporation and the Trust believe that Exchange Capital Securities issued pursuant to this Exchange Offer in exchange for Original Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the Registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Original Capital Securities who is an "affiliate" of the Corporation or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased Original Capital Securities from the Trust to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the Staff of the Commission set forth in the above-mentioned interpretive letters, (ii) will not be permitted or entitled to tender such Original Capital Securities in the Exchange Offer and (iii) must comply with the Registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described herein, if any broker-dealer holds Original Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such
Original Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

       Each holder of Original Capital Securities who wishes to exchange Original Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Corporation or the Trust, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the
Securities Act) of such Exchange Capital Securities. In addition, the Corporation and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Corporation and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), on behalf of whom such holder holds the Original Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Original Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that broker-dealers who acquired Original Capital Securities for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers"), may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Original Capital Securities (other than Original Capital Securities which represent an unsold allotment from the initial sale of the Original Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities acquired by such broker-dealer as a result of market-making activities or other trading activities. The Trust and the Corporation have agreed that, ending on the close of business on the 180th day following the Expiration Date, this Prospectus will be made available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Capital Securities received in exchange for Original Capital Securities pursuant to the Exchange Offer must notify the Corporation or the Trust, or cause the Corporation or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to Wilmington Trust Company (the "Exchange Agent") at the address set forth herein under "The Exchange Offer--Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Corporation or the Trust may not rely on such interpretive letters and must comply with the Registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of Exchange Capital Securities."

       In that regard, each Participating Broker-Dealer who surrenders Original Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that upon receipt of notice from the Corporation or the Trust of the occurrence of any event or the discovery of any fact that makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or that causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Corporation or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or the Corporation or the Trust has given notice that the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If the Corporation or the Trust gives such notice to suspend the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable), it shall extend the 180-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Capital Securities or to and including the date on which the Corporation or the Trust has given notice that the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

       Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Original Capital Securities. The Exchange Capital Securities will be a new issue of securities for which there currently is no market. Although the Initial Purchaser has informed the Corporation and the Trust that it currently intends to make a market in the Exchange Capital Securities, it is not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Capital Securities. The Corporation and the Trust currently do not intend to apply for listing of the Exchange Capital Securities on any securities exchange or for quotation through the Nasdaq Stock Market, Inc.

       Any Original Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Trust Agreement (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Original Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Corporation nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for Registration under the Securities Act of the Original Capital Securities held by them. To the extent that Original Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Original Capital Securities could be adversely affected. See "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities."

       THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF ORIGINAL CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR ORIGINAL CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

       Original Capital Securities may be tendered for exchange on or prior to 5:00 p.m., New York City time, on _______________, 1998 (such time on such date being hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Corporation or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Original Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Original Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Corporation or the Trust and to the terms and provisions of the Registration Rights Agreement. Original Capital Securities may be tendered in whole or in part having an aggregate Liquidation Amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof. The Corporation has agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer--Fees and Expenses." Holders of the Original Capital Securities whose Original Capital Securities are accepted for exchange will not receive Distributions on such Original Capital Securities and will be deemed to have waived the right to receive any Distributions on such Original Capital Securities accumulated from and after April 1, 1997. See "The Exchange Offer--Distributions on the Exchange Capital Securities."

       Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

       NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THIS EXCHANGE OFFER AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR THE TRUST. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                          ----------------------------

                              AVAILABLE INFORMATION

         The Corporation is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Corporation with the Commission may be inspected and copied at the public reference facility maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and the following regional offices of the Commission: New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048 and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants such as the Corporation that file electronically with the Commission.

       The Corporation has filed a Registration Statement on Form S-4 (together with all amendments and exhibits thereto, including documents and information incorporated by reference, the "Form S-4 Registration Statement") with the Commission under the Securities Act. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information set forth in the Form S-4 Registration Statement. Statements contained in this Prospectus as to the provisions of any document filed as an exhibit to the Form S-4 Registration Statement or otherwise filed with the Commission are not necessarily complete and each such statement is qualified in its entirety by reference to the copy of such document as so filed. Copies of the Form S-4 Registration Statement and the exhibits thereto are on file at the offices of the Commission and may be obtained upon payment of the prescribed fee or may be examined without charge at the public reference facilities of the Commission described above.

       No separate financial statements of the Trust have been included herein. The Corporation and the Trust do not consider that such financial statements would be material to holders of the Exchange Capital Securities because the Trust is a newly-formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debentures, issuing the Trust Securities and engaging in incidental activities. See "Webster Capital Trust II," "Description of Exchange Securities--Description of Exchange Capital Securities," "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures" and "Description of Exchange Securities--Description of Exchange Guarantee." In addition, the CorporatioN does not expect that the Trust will file reports, proxy statements and other information under the Exchange Act with the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The  following   documents  or  portions  of  documents  filed  by  the
Corporation with the Commission are incorporated herein by reference: (a) the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1997; (b) the Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998; and (c) the Corporation's Current Reports on Form 8-K, or Form 8-K/A, as filed with the Commission on January 26, 1998, January 26, 1998, February 6, 1998, March 4, 1998, March 19, 1998, April 30, 1998 and July 23,
1998.

         All reports and other documents filed by the Corporation with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Exchange Securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated by reference herein shall be deemed modified or superseded for purposes of this Prospectus to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

       Upon written or oral request, the Corporation will provide or will cause to be provided to each person to whom this Prospectus is delivered, without charge, a copy of any or all such documents that are incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the documents that are incorporated by reference into this Prospectus). Written or oral requests for copies should be directed to James M. Sitro, Webster Financial Corporation, at the Corporation's principal executive offices located at Webster Plaza, Waterbury, Connecticut 06720, telephone number (203) 578-2399.

--------------------------------------------------------------------------------
                                     SUMMARY

       The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information and financial statements, including the notes thereto, contained elsewhere in this Prospectus and in documents incorporated by reference hereto.

                          WEBSTER FINANCIAL CORPORATION

         Unless  the  context   otherwise   requires,   all  references  to  the
Corporation   include  Webster   Financial   Corporation  and  its  consolidated
subsidiaries.

         The Corporation is a Delaware corporation and the holding company of Webster Bank, its wholly owned federal savings bank subsidiary. Both the Corporation and Webster Bank are headquartered in Waterbury, Connecticut. Deposits at Webster Bank are insured by the Federal Deposit Insurance Corporation ("FDIC"). Through Webster Bank, Webster currently serves customers from over 100 banking offices, three commercial banking centers, six trust offices and more than 160 ATMs located in Hartford, New Haven, Fairfield,
Litchfield and Middlesex Counties in Connecticut. The Corporation focuses on providing financial services to individuals, families and businesses. The Corporation emphasizes five business lines -- consumer banking, business banking, mortgage banking, trust and investment services and insurance services -- each supported by centralized administration and operations. Through a number of recent acquisitions of other financial services firms, including banks and thrifts, a trust company and an insurance firm, the Corporation has established a leading position in the banking and trust and investment services market in Connecticut. The Corporation's mission is to help individuals, families and businesses achieve their financial goals. At June 30, 1998, the Corporation had total consolidated assets of approximately $9.2 billion, total deposits of approximately $5.7 billion and shareholders' equity of approximately $548.4 million. The Corporation's consolidated financial data at June 30, 1998 includes the consolidated accounts of Eagle, which was acquired on April 15, 1998 in a merger transaction accounted for as a pooling of interests.

         As a result of the acquisition of Eagle, the Corporation (i) assumed Eagle's obligations under the Indenture with respect to the Junior Subordinated Debentures and the Guarantee Agreement with respect to the Guarantee; and (ii) acquired total assets of $2.3 billion, net loans of $1.1 billion and deposits of $1.3 billion.

         The Corporation is a registered savings and loan holding company subject to regulation and examination by the Office of Thrift Supervision ("OTS"), and Webster Bank is subject to regulation and examination by the OTS and the FDIC.

         The Corporation's principal executive office is located at Webster Plaza, Waterbury, Connecticut 06702, and its telephone number is (203) 753-2921.

                            WEBSTER CAPITAL TRUST II

         The Trust is a statutory business trust formed under Delaware law pursuant to (i) the Trust Agreement and (ii) the filing of a certificate of trust with the Delaware Secretary of State on March 26, 1997. The Trust's business and affairs are conducted by the Issuer Trustees: the Property Trustee, the Delaware Trustee, and the two individual Administrative Trustees, who are officers of the Corporation. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures issued by the Corporation and (iii) engaging in only those other activities necessary, advisable or incidental thereto. Accordingly, the Junior Subordinated Debentures are the sole assets of the Trust and payments under the Junior Subordinated Debentures are the sole revenue of the Trust. All of the Common Securities are owned by the Corporation.



--------------------------------------------------------------------------------

                                            THE EXCHANGE OFFER

The Exchange Offer......................... Up  to  and  including   $50,000,000
                                            aggregate   Liquidation   Amount  of
                                            Exchange   Capital   Securities  are
                                            being offered in exchange for a like
                                            aggregate   Liquidation   Amount  of
                                            Original     Capital     Securities.
                                            Original  Capital  Securities may be
                                            tendered for exchange in whole or in
                                            part  in  a  Liquidation  Amount  of
                                            $100,000 (100 Capital Securities) or
                                            any integral multiple of $1,000 (one
                                            Capital Security) in excess thereof.
                                            The  Corporation  and the  Trust are
                                            making the  Exchange  Offer in order
                                            to satisfy their  obligations  under
                                            the  Registration  Rights  Agreement
                                            relating  to  the  Original  Capital
                                            Securities. For a description of the
                                            procedures  for  tendering  Original
                                            Capital    Securities,    see   "The
                                            Exchange    Offer--Procedures    for
                                            Tendering      Original      Capital
                                            Securities."

Expiration Date ........................... 5:00 p.m.,  New York City  time,  on
                                            ____________  __,  1998  unless  the
                                            Exchange  Offer is  extended  by the
                                            Corporation  and the Trust (in which
                                            case the Expiration Date will be the
                                            latest  date and  time to which  the
                                            Exchange  Offer  is  extended).  See
                                            "The  Exchange  Offer--Terms  of the
                                            Exchange Offer."

Conditions to the Exchange Offer .......... The  Exchange  Offer is  subject  to certain  conditions,  which  may  be
                                            waived  by the  Corporation  and the
                                            Trust in their sole discretion.  The
                                            Exchange  Offer  is not  conditioned
                                            upon any minimum  Liquidation Amount
                                            of Original Capital Securities being
                                            tendered.    See    "The    Exchange
                                            Offer--Conditions  to  the  Exchange
                                            Offer."

Terms of the Exchange Offer ............... The   Corporation   and  the   Trust
                                            reserve  the right in their sole and
                                            absolute   discretion,   subject  to
                                            applicable law, at any time and from
                                            time  to  time,  (i)  to  delay  the
                                            acceptance  of the Original  Capital
                                            Securities,  (ii) to  terminate  the
                                            Exchange Offer if certain  specified
                                            conditions  have not been satisfied,
                                            (iii) to extend the Expiration  Date
                                            of the Exchange Offer and retain all
                                            Original Capital Securities tendered
                                            pursuant  to  the  Exchange   Offer,
                                            subject,  however,  to the  right of
                                            holders    of    Original    Capital
                                            Securities    to   withdraw    their
                                            tendered       Original      Capital
                                            Securities,  or  (iv) to  waive  any
                                            condition  or  otherwise  amend  the
                                            terms of the  Exchange  Offer in any
                                            respect.     See    "The    Exchange
                                            Offer--Terms of the Exchange Offer."

Withdrawal Rights ......................... Tenders    of    Original    Capital
                                            Securities  may be  withdrawn at any
                                            time on or prior  to the  Expiration
                                            Date by delivering a written  notice
                                            of such  withdrawal  to the Exchange
                                            Agent  in  conformity  with  certain
                                            procedures as set forth herein under
                                            "The   Exchange    Offer--Withdrawal
                                            Rights."

Procedures for Tendering
Original Capital Securities................ Certain brokers, dealers, commercial banks,  trust  companies  and  other
                                            nominees who hold  Original  Capital
                                            Securities  through  The  Depository
                                            Trust  Company  ("DTC")  must effect
                                            tenders   by   book-entry   transfer
                                            through DTC's Automated Tender Offer
                                            Program ("ATOP").  Beneficial owners
                                            of   Original   Capital   Securities
                                            registered  in the name of a broker,
                                            dealer,   commercial   bank,   trust
                                            company or other  nominee  are urged
                                            to contact  such person  promptly if
                                            they wish to tender Original Capital
                                            Securities  pursuant to the Exchange
                                            Offer. Tendering holders of Original
                                            Capital  Securities  that do not use
                                            ATOP must complete and sign a Letter
                                            of  Transmittal  in accordance  with
                                            the instructions  contained  therein
                                            and   forward   the  same  by  mail,
                                            facsimile   transmission   or   hand
                                            delivery,  together  with any  other
                                            required documents,  to the Exchange
                                            Agent,  either with the certificates
                                            of the Original  Capital  Securities
                                            to be tendered or in compliance with
                                            the   specified    procedures    for
                                            guaranteed   delivery   of  Original
                                            Capital    Securities.     Tendering
                                            holders    of    Original    Capital
                                            Securities that use ATOP will, by so
                                            doing,  acknowledge  that  they  are
                                            bound by the terms of the  Letter of
                                            Transmittal.   See   "The   Exchange
                                            Offer--Procedures    for   Tendering
                                            Original Capital Securities."

                                            Letters    of    Transmittal     and
                                            certificates  representing  Original
                                            Capital  Securities  should  not  be
                                            sent  to  the   Corporation  or  the
                                            Trust. Such documents should only be
                                            sent to the Exchange Agent.

Resales of Exchange
Capital Securities......................... The  Corporation  and the  Trust are
                                            making   the   Exchange   Offer   in
                                            reliance  on  the  position  of  the
                                            Staff of the Commission as set forth
                                            in  certain   interpretive   letters
                                            addressed to third  parties in other
                                            transactions.  However,  neither the
                                            Corporation nor the Trust has sought
                                            its  own  interpretive   letter  and
                                            there can be no  assurance  that the
                                            Staff of the Commission would make a
                                            similar  determination  with respect
                                            to the  Exchange  Offer as it has in
                                            such  interpretive  letters to third
                                            parties.      Based     on     these
                                            interpretations  by the Staff of the
                                            Commission,  and  subject to the two
                                            immediately following sentences, the
                                            Corporation  and the  Trust  believe
                                            that  Exchange  Capital   Securities
                                            issued  pursuant  to  this  Exchange
                                            Offer  in  exchange   for   Original
                                            Capital  Securities  may be  offered
                                            for  resale,  resold  and  otherwise
                                            transferred   by  a  holder  thereof
                                            (other   than  a  holder  who  is  a
                                            broker-dealer)    without    further
                                            compliance with the Registration and
                                            prospectus delivery  requirements of
                                            the  Securities  Act,  provided that
                                            such Exchange Capital Securities are
                                            acquired in the  ordinary  course of
                                            such holder's business and that such
                                            holder is not participating, and has
                                            no arrangement or understanding with
                                            any  person  to  participate,  in  a
                                            distribution  (within the meaning of
                                            the Securities Act) of such Exchange
                                            Capital  Securities.   However,  any
                                            holder    of    Original     Capital
                                            Securities  who is an "affiliate" of
                                            the  Corporation or the Trust or who
                                            intends   to   participate   in  the
                                            Exchange  Offer for the  purpose  of
                                            distributing  the  Exchange  Capital
                                            Securities, or any broker-dealer who
                                            purchased   the   Original   Capital
                                            Securities  from the Trust to resell
                                            pursuant  to Rule  144A or any other
                                            available    exemption   under   the
                                            Securities Act, (i) will not be able
                                            to  rely on the  interpretations  of
                                            the  Staff  of  the  Commission  set
                                            forth    in   the    above-mentioned
                                            interpretive  letters, (ii) will not
                                            be  permitted  or entitled to tender
                                            such Original Capital  Securities in
                                            the

                                            Exchange Offer and (iii) must comply
                                            with the Registration and prospectus
                                            delivery    requirements    of   the
                                            Securities  Act in  connection  with
                                            any sale or other  transfer  of such
                                            Original Capital  Securities  unless
                                            such  sale  is made  pursuant  to an
                                            exemption from such requirements. In
                                            addition,  as described  herein,  if
                                            any  broker-dealer   holds  Original
                                            Capital Securities  acquired for its
                                            own   account   as   a   result   of
                                            market-making   or   other   trading
                                            activities    and   exchanges   such
                                            Original   Capital   Securities  for
                                            Exchange  Capital  Securities,  then
                                            such  broker-dealer  must  deliver a
                                            prospectus  meeting the requirements
                                            of the  Securities Act in connection
                                            with any  resales  of such  Exchange
                                            Capital Securities.

                                            Each  holder  of  Original   Capital
                                            Securities  who  wishes to  exchange
                                            Original   Capital   Securities  for
                                            Exchange  Capital  Securities in the
                                            Exchange  Offer will be  required to
                                            represent  that  (i)  it is  not  an
                                            "affiliate"  of the  Corporation  or
                                            the Trust, (ii) any Exchange Capital
                                            Securities  to be received by it are
                                            being   acquired  in  the   ordinary
                                            course of its business, (iii) it has
                                            no arrangement or understanding with
                                            any  person  to   participate  in  a
                                            distribution  (within the meaning of
                                            the Securities Act) of such Exchange
                                            Capital Securities, and (iv) if such
                                            holder is not a broker-dealer,  such
                                            holder is not  engaged  in, and does
                                            not   intend   to   engage   in,   a
                                            distribution  (within the meaning of
                                            the Securities Act) of such Exchange
                                            Capital       Securities.       Each
                                            broker-dealer that receives Exchange
                                            Capital   Securities   for  its  own
                                            account  in  exchange  for  Original
                                            Capital   Securities,   where   such
                                            Original  Capital   Securities  were
                                            acquired by such  broker-dealer as a
                                            result of  market-making  activities
                                            or other  trading  activities,  must
                                            acknowledge  that it will  deliver a
                                            prospectus  meeting the requirements
                                            of the  Exchange  Act in  connection
                                            with  any  resale  of such  Exchange
                                            Capital  Securities.  See  "Plan  of
                                            Distribution."    The    Letter   of
                                            Transmittal   states  that,   by  so
                                            acknowledging  and by  delivering  a
                                            prospectus, a broker-dealer will not
                                            be  deemed  to  admit  that it is an
                                            "underwriter"  within the meaning of
                                            the  Securities  Act.  Based  on the
                                            position  taken by the  Staff of the
                                            Commission   in   the   interpretive
                                            letters   referred  to  above,   the
                                            Corporation  and the  Trust  believe
                                            that  Participating   Broker-Dealers
                                            who   acquired    Original   Capital
                                            Securities for their own accounts as
                                            a result of market-making activities
                                            or  other  trading   activities  may
                                            fulfill  their  prospectus  delivery
                                            requirements  with  respect  to  the
                                            Exchange Capital Securities received
                                            upon   exchange  of  such   Original
                                            Capital   Securities   (other   than
                                            Original  Capital   Securities  that
                                            represent an unsold  allotment  from
                                            the  initial  sale  of the  Original
                                            Capital     Securities)    with    a
                                            prospectus  meeting the requirements
                                            of the Securities  Act, which may be
                                            the   prospectus   prepared  for  an
                                            exchange   offer   so   long  as  it
                                            contains a  description  of the plan
                                            of distribution  with respect to the
                                            resale  of  such  Exchange   Capital
                                            Securities.     Accordingly,    this
                                            Prospectus,  as it may be amended or
                                            supplemented  from time to time, may
                                            be   used    by   a    Participating
                                            Broker-Dealer   in  connection  with
                                            resales    of    Exchange    Capital
                                            Securities  received in exchange for
                                            Original  Capital  Securities  where
                                            such  Original  Capital   Securities
                                            were acquired by such  Participating
                                            Broker-Dealer for its own account as
                                            a result of  market-making  or other
                                            trading   activities.   Subject   to
                                            certain  provisions set forth in the
                                            Registration Rights Agreement and to
                                            the  limitations   described  herein
                                            under "The  Exchange  Offer--Resales
                                            of Exchange Capital Securities," the
                                            Corporation   and  the  Trust   have
                                            agreed that this  Prospectus,  as it
                                            may be amended or supplemented  from
                                            time  to  time,  may  be  used  by a
                                            Participating    Broker-Dealer    in
                                            connection   with  resales  of  such
                                            Exchange  Capital  Securities  for a
                                            period  ending  180 days  after  the
                                            Expiration    Date    (subject    to
                                            extension   under  certain   limited
                                            circumstances) or, if earlier,  when
                                            all such Exchange Capital Securities
                                            have  been   disposed   of  by  such
                                            Participating   Broker-Dealer.   See
                                            "Plan    of    Distribution."    Any
                                            Participating  Broker-Dealer  who is
                                            an "affiliate" of the Corporation or
                                            the  Trust  may  not  rely  on  such
                                            interpretive letters and must comply
                                            with the Registration and prospectus
                                            delivery    requirements    of   the
                                            Securities  Act in  connection  with
                                            any  resale  transaction.  See  "The
                                            Exchange  Offer--Resales of Exchange
                                            Capital Securities."

Effect of Merger .......................... On April 15, 1998,  the  Corporation
                                            acquired   Eagle   which  had  total
                                            assets of $2.3 billion, net loans of
                                            $1.1  billion  and  deposits of $1.3
                                            billion.  As a result of the Merger,
                                            the   Corporation   assumed  Eagle's
                                            obligations under the Indenture with
                                            respect to the  Junior  Subordinated
                                            Debentures    and   the    Guarantee
                                            Agreement   with   respect   to  the
                                            Guarantee. Subsequent  to the Merger
                                            and upon the filing of a Certificate
                                            of Amendment to Certificate of Trust
                                            of Eagle  Financial  Capital Trust I
                                            on September  28, 1998,  the name of
                                            Eagle Financial  Capital Trust I was
                                            changed to Webster Capital Trust II.

Exchange Agent ...........................  The  Exchange  Agent with respect to the  Exchange  Offer  is  Wilmington
                                            Trust  Company.   The  address,  and
                                            telephone  and  facsimile  number of
                                            the Exchange  Agent are set forth in
                                            "The Exchange Offer--Exchange Agent"
                                            and in the Letter of Transmittal.

Use of Proceeds ..........................  Neither  the   Corporation  nor  the
                                            Trust will receive any cash proceeds
                                            from the  issuance  of the  Exchange
                                            Capital  Securities  offered hereby.
                                            See "Use of Proceeds."

Federal Income Tax
Considerations    ........................  The  exchange  of  Original  Capital
                                            Securities   for  Exchange   Capital
                                            Securities  will  not  be a  taxable
                                            exchange  for  federal   income  tax
                                            purposes,  and  holders  should  not
                                            recognize  any taxable  gain or loss
                                            or any  interest  income as a result
                                            of  such   exchange.   See  "Certain
                                            Federal          Income          Tax
                                            Consequences--Exchange   of  Capital
                                            Securities."

ERISA Considerations....................... Holders    of    Original    Capital
                                            Securities    should    review   the
                                            information  set forth under  "ERISA
                                            Considerations"  prior to  tendering
                                            Original  Capital  Securities in the
                                            Exchange Offer.

                         THE EXCHANGE CAPITAL SECURITIES

Securities Offered......................... Up  to  and  including   $50,000,000
                                            aggregate   Liquidation   Amount  of
                                            Exchange     Capital      Securities
                                            (Liquidation   Amount   $1,000   per
                                            Exchange Capital Security) will have
                                            been registered under the Securities
                                            Act. The Exchange Capital

                                            Securities  will be  issued  and the
                                            Original  Capital   Securities  were
                                            issued  under the  Trust  Agreement.
                                            The Exchange Capital  Securities and
                                            any Original Capital Securities that
                                            remain       outstanding       after
                                            consummation  of the Exchange  Offer
                                            will vote together as a single class
                                            for purposes of determining  whether
                                            holders of the requisite  percentage
                                            in  outstanding  Liquidation  Amount
                                            thereof have taken  certain  actions
                                            or  exercised  certain  rights under
                                            the     Trust     Agreement.     See
                                            "Description       of       Exchange
                                            Securities--Description  of Exchange
                                            Capital  Securities--Voting  Rights;
                                            Amendment  of the Trust  Agreement."
                                            The  terms of the  Exchange  Capital
                                            Securities   are  identical  in  all
                                            material  respects  to the  terms of
                                            the  Original  Capital   Securities,
                                            except  that  the  Exchange  Capital
                                            Securities   have  been   registered
                                            under the  Securities  Act, will not
                                            be subject  to certain  restrictions
                                            on   transfer   applicable   to  the
                                            Original Capital Securities and will
                                            not provide for any  increase in the
                                            Distribution rate thereon.  See "The
                                            Exchange  Offer--Purpose  and Effect
                                            of the Exchange Offer," "Description
                                            of    Exchange    Securities"    and
                                            "Description       of       Original
                                            Securities."

Distribution Dates......................... April 1 and  October 1 of each year, commencing October 1, 1998.

Extension Periods ......................... So long  as no  Debenture  Event  of
                                            Default   has    occurred   and   is
                                            continuing,     Distributions     on
                                            Exchange Capital  Securities will be
                                            deferred  for  the  duration  of any
                                            Extension   Period  elected  by  the
                                            Corporation   with  respect  to  the
                                            payment of interest on the  Exchange
                                            Junior Subordinated  Debentures.  No
                                            Extension   Period  will  exceed  10
                                            consecutive semi-annual periods, end
                                            on a date  other  than  an  Interest
                                            Payment  Date or extend  beyond  the
                                            Stated     Maturity     Date.    See
                                            "Description       of       Exchange
                                            Securities-- Description of Exchange
                                            Junior   Subordinated   Debentures--
                                            Option  to Extend  Interest  Payment
                                            Date" and  "Certain  Federal  Income
                                            Tax  Consequences--  Interest Income
                                            and Original Issue Discount."

Ranking.................................... The Exchange Capital Securities will
                                            rank  pari   passu,   and   payments
                                            thereon will be made pro rata,  with
                                            the Original Capital  Securities and
                                            the  Common   Securities  except  as
                                            described   under   "Description  of
                                            Exchange Securities --Description of
                                            Exchange    Capital     Securities--
                                            Subordination of Common Securities."
                                            The  Exchange  Junior   Subordinated
                                            Debentures will rank pari passu with
                                            the  Original  Junior   Subordinated
                                            Debentures   and  all  other  junior
                                            subordinated   debentures  (if  any)
                                            issued  by  the   Corporation   (the
                                            "Other   Debentures"),   which   are
                                            issued and sold (if at all) to other
                                            trusts  to  be  established  by  the
                                            Corporation  (if any),  in each case
                                            similar   to   the   Trust   ("Other
                                            Trusts"),    and   will   constitute
                                            unsecured    obligations    of   the
                                            Corporation     and    will     rank
                                            subordinate  and  junior in right of
                                            payment to all  Senior  Indebtedness
                                            to the  extent and in the manner set
                                            forth   in   the   Indenture.    See
                                            "Description       of       Exchange
                                            Securities--Description  of Exchange
                                            Junior Subordinated Debentures." The
                                            Exchange  Guarantee  will  rank pari
                                            passu  with the  Original  Guarantee
                                            and all  other  guarantees  (if any)
                                            issued
                                            by the  Corporation  with respect to
                                            capital  securities  (if any) issued
                                            by Other Trusts ("Other Guarantees")
                                            and  will  constitute  an  unsecured
                                            obligation  of the  Corporation  and
                                            will rank  subordinate and junior in
                                            right  of   payment  to  all  Senior
                                            Indebtedness  to the  extent  and in
                                            the   manner   set   forth   in  the
                                            Guarantee       Agreement.       See
                                            "Description       of       Exchange
                                            Securities-- Description of Exchange
                                            Guarantee." In addition, because the
                                            Corporation  is a  holding  company,
                                            the  Exchange  Junior   Subordinated
                                            Debentures    and    the    Exchange
                                            Guarantee    will   be   effectively
                                            subordinated  to  all  existing  and
                                            future     liabilities     of    the
                                            Corporation's          subsidiaries,
                                            including   Webster  Bank's  deposit
                                            liabilities.   See  "Description  of
                                            Exchange Securities-- Description of
                                            Exchange     Junior     Subordinated
                                            Debentures-- Subordination."

Redemption................................. The Trust  Securities are subject to
                                            mandatory   redemption   in  a  Like
                                            Amount,  (i)  in  whole  but  not in
                                            part,  on the Stated  Maturity  Date
                                            upon   repayment   of  the  Exchange
                                            Junior Subordinated Debentures, (ii)
                                            in  whole  but not in  part,  at any
                                            time  prior to April  1,  2007  (the
                                            "Initial Optional Redemption Date"),
                                            contemporaneously  with the optional
                                            prepayment  of the  Exchange  Junior
                                            Subordinated   Debentures   by   the
                                            Corporation  upon the occurrence and
                                            continuation  of a Special Event and
                                            (iii) in  whole  or in  part,  on or
                                            after    the    Initial     Optional
                                            Redemption  Date,  contemporaneously
                                            with the optional  prepayment by the
                                            Corporation  of all or  part  of the
                                            Exchange     Junior     Subordinated
                                            Debentures,  in  each  case  at  the
                                            applicable   Redemption  Price.  See
                                            "Description       of       Exchange
                                            Securities--Description  of Exchange
                                            Capital  Securities--Redemption" and
                                            "--Description  of  Exchange  Junior
                                            Subordinated     Debentures--Special
                                            Event Prepayment."

Transfer Restrictions...................... The Exchange Capital Securities will be issued,  and may be  transferred,
                                            only in blocks  having a Liquidation
                                            Amount  of not  less  than  $100,000
                                            (100   Capital   Securities).    See
                                            "Description       of       Exchange
                                            Securities--Description  of Exchange
                                            Capital  Securities--Restrictions on
                                            Transfer."   Any  such  transfer  of
                                            Exchange  Capital  Securities  in  a
                                            block having a Liquidation Amount of
                                            less than  $100,000  shall be deemed
                                            to be void  and of no  legal  effect
                                            whatsoever.

ERISA Considerations....................... Prospective      purchasers     must
                                            carefully  consider the restrictions
                                            on purchase  set forth under  "ERISA
                                            Considerations."

Absence of Market for the
Exchange Capital Securities................ The Exchange Capital Securities will be a new  issue  of  securities  for
                                            which there  currently is no market.
                                            Although the Initial  Purchaser  has
                                            informed  the  Corporation  and  the
                                            Trust that it  currently  intends to
                                            make  a  market   in  the   Exchange
                                            Capital   Securities,   the  Initial
                                            Purchaser is not obligated to do so,
                                            and any such  market  making  may be
                                            discontinued  at  any  time  without
                                            notice. Accordingly, there can be no
                                            assurance as to the  development  or
                                            liquidity  of  any  market  for  the
                                            Exchange  Capital  Securities.   The
                                            Trust  and
                                            the  Corporation  do not  intend  to
                                            apply for  listing  of the  Exchange
                                            Capital Securities on any securities
                                            exchange  or for  quotation  through
                                            the Nasdaq  Stock  Market,  Inc. See
                                            "Plan of Distribution."

                                  Risk Factors

         For a discussion of the considerations relevant to an investment in the Capital Securities or the exchange of Original Capital Securities for Exchange Capital Securities, see "Risk Factors."

                      SELECTED CONSOLIDATED FINANCIAL DATA

         The selected consolidated financial data set forth below should be read in conjunction with the financial information included in the Corporation's restated financial statements and notes thereto incorporated by reference herein. See "Available Information" and "Incorporation of Certain Documents by Reference."

SELECTED CONSOLIDATED FINANCIAL DATA--WEBSTER FINANCIAL CORPORATION (in thousands, except per share data)

                                      AT JUNE 30,                            AT DECEMBER 31,
                                      -----------      -----------------------------------------------------------
                                          1998           1997        1996        1995         1994        1993
                                          ----           ----        ----        ----         ----        ----
                                        (UNAUDITED)
FINANCIAL CONDITION AND
 OTHER DATA:
Total assets.....................       $9,189,143     $9,095,887  $7,368,941  $6,479,567   $6,114,613  $5,054,572
Loans receivable, net............        4,920,663      4,954,813   4,737,883   3,977,725    4,007,710   3,281,388
Investment securities............        3,737,024      3,589,273   2,105,173   2,000,185    1,558,401   1,289,107
Intangible assets................           83,550         78,493      81,936      26,720       31,093      17,944
Deposits.........................        5,736,374      5,719,030   5,826,264   5,060,822    5,044,336   4,163,757
Shareholders' equity.............          548,426        517,262     472,824     460,791      364,112     327,676

                                       SIX MONTHS
                                     ENDED JUNE 30,                     YEARS ENDED DECEMBER 31,
                                     --------------    ------------------------------------------------------------
                                          1998           1997        1996        1995         1994        1993
                                          ----           ----        ----        ----         ----        ----
OPERATING DATA:
Net interest income..............      $   123,048     $251,050     $222,118    $188,646    $182,100     $153,428
Provision for loan losses........            3,800       24,813       13,054       9,864       7,149        9,886
Noninterest income...............           37,136       42,264       52,009      33,316      21,378       24,052
Noninterest expenses:
  Acquisition related expenses ..           17,400       29,792          500       4,271         700          - -
  Other noninterest expenses.....           90,911      171,871      173,977     142,592     140,260      112,502
                                         ---------     --------     --------    --------    --------     --------
    Total noninterest expenses...          108,311      201,663      174,477     146,863     140,960      112,502
                                         ---------     --------     --------    --------    --------     --------
Income before income taxes ......           48,073       66,838       86,596      65,235      55,369       55,092
Income taxes ....................           18,952       25,725       32,602      23,868      17,958       23,672
                                         ---------     --------     --------    --------    --------     --------
Net Income before cumulative change         29,121       41,113       53,994      41,367      37,411       31,420
Cumulative effect of change in
method of accounting
     for income taxes..............            - -          - -          - -         - -          97        6,408
                                        ----------     --------     --------    --------    --------     --------
Net Income.........................         29,121       41,113       53,994      41,367      37,508       37,828
Preferred Stock Dividends........              - -          - -        1,149       1,296       1,716        2,653
                                        ----------     --------     --------    --------    --------     --------
Income available to common
shareholders.....................       $   29,121     $ 41,113     $ 52,845    $ 40,071    $ 35,792     $ 35,175
                                        ==========     ========     ========    ========    ========     ========



                                            AT OR FOR SIX MONTHS           YEARS ENDED DECEMBER 31,
                                            --------------------    ----------------------------------------
                                            ENDED JUNE 30, 1998      1997    1996    1995      1994    1993
                                            -------------------      ----    ----    ----      ----    ----
                                                 (UNAUDITED)

SIGNIFICANT STATISTICAL DATA:
Interest rate spread........................          2.59%        3.00%     3.12%   2.98%     3.23%  3.11%
Net interest margin.........................          2.76%        3.19%     3.24%   3.14%     3.36%  3.25%
Return on average shareholders' equity......         11.25%        8.44%    11.32%  10.05%    10.52% 11.66%
Net income per common share: (a)
     Basic   ...............................         $0.77         $1.10     $1.44   $1.18     $1.16  $1.02
     Diluted ...............................         $0.75         $1.07     $1.36   $1.12     $1.09  $0.95
Dividends declared per common share                  $0.21         $0.40     $0.34   $0.32     $0.26  $0.25
Noninterest expenses to average assets......          2.29%         2.45%     2.42%   2.34%     2.45%  2.28%
Noninterest expenses (excluding foreclosed
property, acquisition related, capital
securities and preferred dividends of a
subsidiary corporation expenses) to average           1.71%         2.40%     2.35%   2.22%     2.24%  2.01%
assets
Diluted weighted average shares.............        38,679        38,473    39,560  36,797    34,533 32,161
Book value per common share.................        $14.31        $13.78    $12.73  $12.24    $10.96 $10.58
Tangible book value per common share........        $12.13        $11.69    $10.48  $11.50     $9.98  $9.95
Shareholders' equity to total assets........          5.97%         5.69%     6.42%   7.11%     5.95%  6.48%


(a) Before cumulative change in the method of accounting for income taxes in 1993. After such cumulative change, basic net income per common share for 1993 was $1.25 and diluted net income per share was $1.15.

         All per share data and the number of outstanding shares of common stock have been adjusted retroactively to give effect to a stock dividend and a stock split effected in the form of a stock dividend.

                                  RISK FACTORS

       Prospective investors should consider carefully, in addition to the other information contained in this Prospectus, the following factors in connection with the Exchange Offer and the Exchange Capital Securities offered hereby. This Prospectus contains certain forward-looking statements and information relating to the Corporation that are based on the beliefs of management as well as assumptions made by and information currently available to management. The words "believes," "expects," "may," "will," "should," "projected," "contemplates" or "anticipates" or the negative thereof or other variations thereon or comparable terminology, as they relate to the Corporation or the Corporation's management, are intended to identify forward-looking statements. See, e.g., "Summary--Webster Financial Corporation" and "Webster Financial Corporation" Such statements reflect the current views of the Corporation with respect to future events and are subject to certain risks, uncertainties and assumptions, including the risk factors described in this Prospectus. No assurance can be given that the future results covered by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results covered in such forward-looking statements. Other factors, such as the general state of the economy, could also cause actual results to vary materially from the future results covered in such forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected, or by other comparable terminology. The Corporation does not intend to update these forward-looking statements.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE EXCHANGE GUARANTEE AND THE EXCHANGE JUNIOR SUBORDINATED DEBENTURES; LIMITATIONS ON SOURCE OF FUNDS

       The obligations of the Corporation under the Exchange Guarantee issued by the Corporation for the benefit of the holders of Exchange Capital Securities, as well as under the Exchange Junior Subordinated Debentures, are unsecured and rank subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Exchange Guarantee and the Indenture, respectively. No payment may be made of the principal of, or premium, if any, or interest on the Exchange Junior Subordinated Debentures, or in respect of any redemption, retirement, purchase or other acquisition of any of the Exchange Junior Subordinated Debentures, at any time when (i) there shall have occurred and be continuing a default in any payment in respect of any Senior Indebtedness, or there has been an acceleration of the maturity thereof because of a default, or (ii) in the event of the acceleration of the maturity of the Exchange Junior Subordinated Debentures, until payment has been made on all Senior Indebtedness. At June 30, 1998, the Corporation had $40.0 million of 8 3/4% Senior Notes due 2000 outstanding. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Exchange Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary (including depositors, in the case of Webster
Bank), except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. At June 30, 1998, the subsidiaries of the Corporation had total liabilities (excluding liabilities owed to the Corporation) of $8.4 billion. Accordingly, the Exchange Junior Subordinated Debentures effectively will be subordinated to all existing and future liabilities of the Corporation's subsidiaries (including Webster Bank's deposit liabilities, which aggregated $5.7 billion at June 30, 1998) and holders of Exchange Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Exchange Junior Subordinated Debentures. The Exchange Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness in the same manner as the Exchange Junior Subordinated Debentures. None of the Indenture, the Exchange Guarantee or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior
Indebtedness, that may be incurred by the Corporation or any of its subsidiaries. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--General," "--Subordination" and "Description of Exchange Securities--Description of Exchange Guarantee-- Status of the Exchange Guarantee."

       The ability of the Trust to pay amounts due on the Exchange Capital Securities is solely dependent upon the Corporation making payments on the Exchange Junior Subordinated Debentures as and when required.

       There are regulatory limitations on the payment of dividends to the Corporation from Webster Bank. As of June 30, 1998, Webster Bank had approximately $136 million total capital available under OTS regulations for payment of dividends to the Corporation. The OTS has the power to prohibit the payment of dividends under certain circumstances, including if such payment would constitute an unsafe or unsound banking practice. See "--Sources of Funds for Cash Dividends." In addition to restrictions on the payment of dividends, Webster Bank is subject to certain restrictions imposed by federal law on extensions of credit to, and certain other transactions with, the Corporation and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Corporation and such other affiliates from borrowing from Webster Bank unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by Webster Bank are generally limited in amount as to the Corporation and as to each of such other affiliates to 10.00% of Webster Bank's capital and surplus and as to the Corporation and all of such other affiliates to an aggregate of 20% of Webster Bank's capital and surplus.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCE; MARKET PRICE CONSEQUENCES

       So long as no Debenture Event of Default has occurred and is continuing, the Corporation has the right under the Indenture to defer payments of interest on the Exchange Junior Subordinated Debentures for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that an Extension Period must end on an Interest Payment Date and may not extend beyond the Stated Maturity Date. As a consequence of any such deferral, semi-annual Distributions on the Trust Securities will be deferred from the relevant payment date for such Distributions during any such Extension Period (and the amount of Distributions to which holders of the Trust Securities are entitled will accumulate additional Distributions thereon at the rate of 10.00% per annum, compounded semi-annually, but not exceeding the interest rate then accruing on the Exchange Junior Subordinated Debentures). During an Extension Period, the Corporation generally will be prohibited from (i) declaring or paying dividends on the Corporation's capital stock, (ii) making any payments of principal, premium, if any, or interest on, or repaying, repurchasing or redeeming any debt securities ranking pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures or (iii) making any guarantee payments with respect to debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures, subject to certain exceptions. See "Description of Exchange Securities--Description of Exchange Capital Securities--Distributions."

       Before the end of an Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods, end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid on the Exchange Junior Subordinated Debentures (together with interest thereon at the annual rate of 10.00%, compounded semi-annually, to the extent permitted by applicable law), the Corporation may begin a new Extension Period, subject to the above requirements. There is no limitation on the number of times that the Corporation may begin an Extension Period. See "Description of Exchange Securities--Description of Exchange Capital Securities--Distributions" and "--Description of Exchange Junior Subordinated Debentures--Option to Extend Interest Payment Date."

       The Corporation has no plan to exercise its right to defer payments of interest on the Exchange Junior Subordinated Debentures. However, should the Corporation exercise its right to defer payments of interest on the Junior Subordinated Debentures, each holder of Trust Securities will be required to accrue income (as original issue discount ("OID")) in respect of the deferred stated interest allocable to its Trust Securities for U.S. federal income tax purposes, which will be allocated but not distributed to holders of Trust Securities. As a result, each holder of Capital Securities will recognize income for U.S. federal income tax purposes in advance of the receipt of cash and will not receive the cash related to such income from the Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions thereafter. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "--Sales of Capital Securities."

       If the Corporation exercises its right to defer payments of interest on the Exchange Junior Subordinated Debentures, the market price of the Exchange Capital Securities is likely to be affected. A holder that disposes of its Exchange Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Exchange Capital Securities. In addition, the mere existence of the Corporation's right to defer payments of interest on the Exchange Junior Subordinated Debentures may cause the market price of the Exchange Capital Securities to be more volatile than the market prices of other securities on which OID accrues and that are not subject to such deferrals.

SPECIAL EVENT REDEMPTION

       If a Special Event (defined as a Tax Event or a Regulatory Capital Event (in each case as defined under "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Special Event Prepayment")) occurs before the Initial Optional Prepayment Date, the Corporation will have the right to prepay the Exchange Junior Subordinated Debentures in whole (but not in part) at the Special Event Prepayment Price within 90 days following the occurrence of such Special Event and therefore cause a mandatory redemption of the Trust Securities at the Special Event Redemption Price. The exercise of such right is subject to the Corporation having received any required regulatory approval. See "Description of Exchange Securities--Description of Exchange Capital Securities--Redemption."

PROPOSED TAX LEGISLATION

         The Taxpayer Relief Act of 1997, enacted on August 5, 1997, did not contain certain provisions of President Clinton's Fiscal 1998 Budget Proposal that would, among other things, have denied an issuer a deduction for U.S. federal income tax purposes for the payment of interest on instruments with characteristics similar to the Junior Subordinated Debentures. There can be no assurances, however, that the proposed legislation, if enacted, or similar legislation enacted after the date hereof would not adversely affect the tax treatment of the Junior Subordinated Debentures, resulting in a Tax Event, which would permit the Corporation, upon the receipt of any required regulatory approval, to cause a redemption of the Trust Securities at the Special Event Redemption Price by electing to prepay the Junior Subordinated Debentures at the Special Event Prepayment Price. See "Description of Capital Securities -- Redemption" and "Description of Junior Subordinated Debentures -- Special Event Prepayment." See also "Certain Federal Income Tax Consequences -- Proposed Tax Legislation."

PROPOSED LEGISLATIVE ELIMINATION OF THE THRIFT CHARTER

          Legislation which would generally require federally chartered savings banks, such as Webster Bank, to convert to a national or state bank charter has been proposed in Congress. In addition, such legislation would require that all savings and loan holdings companies, such as the Corporation and Webster, convert to bank holding companies. It is uncertain if and to what extent existing powers of savings banks, such as Webster Bank, and savings and loan holding companies, such as the Corporation, would be "grandfathered." No assurance can be given whether such legislation will be passed, and, if passed, the form in which it would be passed and the effect such legislation might have on the Corporation and/or Webster Bank. In addition, if, as a result of enactment of such legislation, Webster Bank is required to convert to a national or state bank charter and the Corporation is subjected to a regulatory framework similar to that for bank holding companies, then it is possible that the Corporation could become subject to the holding company level capital adequacy guidelines of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or similar guidelines (collectively, the "Holding Company Capital Rules"). If bank regulatory counsel experienced in such matters delivers to the Corporation and the Trust its opinion that the Corporation is subject to the Holding Company Capital Rules and that the Corporation is not entitled to treat the Capital Securities as Tier 1 capital (or its then equivalent) under the Holding Company Capital Rules, then the Corporation would be permitted to cause a redemption of the Capital Securities at the Special Event Redemption Price by electing to prepay the Junior Subordinated Debentures at the Special Event Prepayment Price. See "Description of Exchange Capital Securities -- Redemption" and "Description of Exchange Junior Subordinated Debentures -- Special Event Prepayment."

LIQUIDATION DISTRIBUTION OF EXCHANGE JUNIOR SUBORDINATED DEBENTURES

       The Corporation will have the right to liquidate the Trust and cause the Exchange Junior Subordinated Debentures to be distributed to the holders of the Trust Securities. Under current U.S. federal income tax law, a distribution of Junior Subordinated Debentures upon the dissolution of the Trust would not be a taxable event to holders of the Capital Securities. Upon the occurrence of a Special Event, however, a dissolution of the Trust in which holders of the Capital Securities receive cash would be a taxable event to such holders. See "Certain Federal Income Tax Considerations--Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Trust."

POSSIBLE ADVERSE EFFECT ON MARKET PRICES

       There can be no assurance as to the market prices for Exchange Capital Securities or the Exchange Junior Subordinated Debentures that may be distributed in exchange for Exchange Capital Securities if a termination of the Trust were to occur. Accordingly, the Exchange Capital Securities or the Exchange Junior Subordinated Debentures may trade at a discount from the price that the investor paid to purchase the Exchange Capital Securities offered hereby. Because holders of Exchange Capital Securities may receive Exchange Junior Subordinated Debentures in liquidation of the Trust and because Distributions are otherwise limited to payments on the Exchange Junior Subordinated Debentures, prospective purchasers of Exchange Capital Securities are also making an investment decision with regard to the Exchange Junior Subordinated Debentures and should carefully review all the information regarding the Exchange Junior Subordinated Debentures contained herein. See
"Description of Exchange Securities--Description of Exchange Capital Securities--Liquidation of the Trust and Distribution of Exchange Junior Subordinated Debentures" and "--Description of Exchange Junior Subordinated Debentures."

RIGHTS UNDER THE EXCHANGE GUARANTEE

       The Exchange Guarantee guarantees to the holders of the Exchange Capital Securities the following payments, to the extent not paid by or on behalf of the
Trust: (i) any accumulated and unpaid Distributions required to be paid on the Exchange Capital Securities, to the extent that the Trust has funds legally available therefor at such time, (ii) the applicable Redemption Price with respect to the Exchange Capital Securities called for redemption, to the extent that the Trust has funds legally available therefor at such time and (iii) upon a voluntary or involuntary termination, winding up or liquidation of the Trust (unless the Exchange Junior Subordinated Debentures are distributed to holders of the Exchange Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds legally available therefor at such time and (b) the amount of assets of the Trust remaining available for distribution to holders of the Exchange Capital Securities at such time, after the satisfaction of liabilities to creditors of the Trust as provided by applicable law.

       The holders of a majority in aggregate Liquidation Amount of the Exchange Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Exchange Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Exchange Guarantee. Any holder of the Exchange Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Corporation defaults on its obligation to pay amounts payable under the Exchange Junior Subordinated Debentures, the Trust would not have sufficient funds for the payment of Distributions or amounts payable on redemption of the Exchange Capital Securities or otherwise, and, in such event, holders of the Exchange Capital Securities would not be able to rely upon the Exchange Guarantee for payment of such amounts. Instead, if a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Corporation to pay the principal of (or premium, if any) or interest (including Additional Sums and Compounded Interest, if any) or Liquidated Damages, if any, on the Exchange Junior Subordinated Debentures when such payment is due and payable, then a holder of Exchange Capital Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of (or premium, if any) or interest (including Additional Sums and Compounded Interest, if any) or Liquidated Damages, if any, on such Exchange Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Exchange Capital Securities of such holder (a "Direct Action"). Notwithstanding any payments made to a holder of Exchange Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of (and premium, if any) and interest (including Additional Sums and Compounded Interest, if any) and Liquidated Damages, if any, on the Exchange Junior Subordinated Debentures, and the rights of the Corporation shall be subrogated to the rights of the holder of such Exchange Capital Securities with respect to payments on the Exchange Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action. Except as described herein, holders of Exchange Capital Securities will not be able to exercise directly any other remedy available to the holders of the Exchange Junior Subordinated Debentures or to assert directly any other rights in respect of the Exchange Junior Subordinated Debentures. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Exchange Capital Securities," "--Debenture Events of Default" and "Description of Exchange Securities--Description of Exchange Guarantee." The Trust Agreement provides that each holder of Exchange Capital Securities by acceptance thereof agrees to the provisions of the Indenture and the Exchange Guarantee. Wilmington Trust Company will act as Guarantee Trustee under the Exchange Guarantee and will hold the Exchange Guarantee for the benefit of the holders of the Exchange Capital Securities. Wilmington Trust Company also acts as Property Trustee under the Trust Agreement and as Debenture Trustee under the Indenture.

LIMITED VOTING RIGHTS

       Holders of Exchange Capital Securities generally will have voting rights relating only to the modification of the Exchange Capital Securities and the exercise of the Trust's rights as holder of Exchange Junior Subordinated Debentures. Holders of Exchange Capital Securities will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, the Issuer Trustees, which voting rights are vested exclusively in the holder of the Common Securities except upon the occurrence of certain events described herein. The Property Trustee, the Administrative Trustees and the Corporation may amend the Trust Agreement without the consent of holders of Exchange Capital Securities to ensure that the Trust will be classified for U.S. federal income tax purposes as a grantor trust. Holders of Exchange Capital Securities will have no voting rights with respect to any matters submitted to a vote of the Corporation's stockholders. See "Description of Exchange Securities--Description of Exchange Capital Securities--Voting Rights; Amendment of the Trust Agreement" and "--Removal of Issuer Trustees."

TRADING CHARACTERISTICS OF THE EXCHANGE CAPITAL SECURITIES

       The Exchange Capital Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Exchange Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Exchange Junior Subordinated Debentures are deemed to have been issued with OID) and who disposes of its Exchange Capital Securities between record dates for payments of Distributions thereon will be required to include accrued but unpaid interest on the Exchange Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to its adjusted tax basis in its share of the underlying Exchange Junior Subordinated Debentures deemed disposed of. If the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for U.S. federal income tax purposes. See "Certain Federal Income Tax Considerations -- Interest Income and Original Issue Discount" and " --Sales of Exchange Capital Securities."

CONSEQUENCES OF A FAILURE TO EXCHANGE ORIGINAL CAPITAL SECURITIES

       The Original Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the Registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Original Capital Securities that remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Original Capital Securities that remain outstanding will not be entitled to any rights to have such Original Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Corporation and the Trust do not intend to register under the Securities Act any Original Capital Securities that remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable). To the extent that Original Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Original Capital Securities could be adversely affected.

       The Exchange Capital Securities and any Original Capital Securities that remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. See "Description of Exchange Securities--Description of Exchange Capital Securities--Voting Rights; Amendment of the Trust Agreement."

ABSENCE OF PUBLIC MARKET AND RESTRICTIONS ON RESALE

       The Original Capital Securities were issued to, and the Corporation believes such securities are currently owned by, a relatively small number of beneficial owners. The Original Capital Securities have not been registered under the Securities Act and will be subject to restrictions on transferability if they are not exchanged for the Exchange Capital Securities. Although the Exchange Capital Securities may be resold or otherwise transferred by the holders (who are not affiliates of the Corporation or the Trust) without compliance with the Registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Capital Securities may be transferred by the holders thereof only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). The Corporation and the Trust have been advised by the Initial Purchaser that the Initial Purchaser presently intends to make a market in the Exchange Capital Securities. However, the Initial Purchaser is not obligated to do so and any market-making activity with respect to the Exchange Capital Securities may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the Capital Securities, or as to the liquidity of or the trading market for the Capital Securities. If an active public market does not develop, the market price and liquidity of the Exchange Capital Securities may be adversely affected.

       If a public trading market develops for the Exchange Capital Securities, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the financial condition of the Corporation and the market for similar securities. Depending on these and other factors, the Exchange Capital Securities may trade at a discount.

       Notwithstanding the Registration of the Exchange Capital Securities in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of the Corporation or the Trust may publicly offer for sale or resell the Exchange Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act.

       Each broker-dealer that receives Exchange Capital Securities for its own account in exchange for Original Capital Securities, where such Original Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. See "Plan of Distribution."

EXCHANGE OFFER PROCEDURES

       Subject to conditions set forth under "The Exchange Offer--Conditions to the Exchange Offer," issuance of the Exchange Capital Securities in exchange for Original Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Trust (i) a book-entry confirmation evidencing the tender of such Original Capital Securities through ATOP or (ii) certificates representing such Original Capital Securities, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and all other required documents. See "The Exchange Offer--Acceptance for Exchange and Issuance of Exchange Capital Securities" and "--Procedures for Tendering
Original Capital Securities." Therefore, holders of the Original Capital Securities desiring to tender such Original Capital Securities in exchange for Exchange Capital Securities should allow sufficient time to ensure timely delivery. Neither the Corporation nor the Trust is under any duty to give notification of defects or irregularities with respect to the tenders of Original Capital Securities for exchange.

LEGISLATIVE AND GENERAL REGULATORY DEVELOPMENTS

          The Corporation is subject to federal oversight as a savings and loan holding company, primarily by the OTS. Webster Bank is subject to extensive regulation by the OTS as its primary federal regulator and also to regulation as to certain matters by the FDIC. The OTS and the FDIC have adopted numerous regulations and undertaken other regulatory initiatives, and further regulations and initiatives may be adopted. Future legislation or regulatory developments could have an adverse effect on Webster Bank.

       As discussed above under "Proposed Legislative Elimination of the Thrift Charter," if legislation with respect to the development of a common charter is enacted, Webster Bank may be required to convert its federal savings bank charter to either a new federal type of bank charter or to a state depository institution charter. Future legislation also may result in the Corporation becoming regulated at the holding company level by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") rather than by the OTS. Regulation by the Federal Reserve Board could subject the Corporation to capital requirements that are not currently applicable to the Corporation as a holding company under OTS regulation and may result in statutory limitations on the type of business activities in which the Corporation may be engaged at the holding company level, which business activities currently are not restricted. The Corporation is unable to predict whether such legislation will be enacted.

SOURCES OF FUNDS FOR CASH DIVIDENDS

       The Corporation's liquidity and ability to pay dividends to its shareholders is primarily derived from and dependent on the ability of Webster Bank to pay dividends to the Corporation. Under current OTS regulations, because Webster Bank meets the OTS capital requirements it may pay the higher of 100% of net income to date over the calendar year and 50% of surplus capital existing at the beginning of the calendar year, or 75% of its net income over the most recent four-quarter period, without regulatory supervisory approval. At June 30, 1998, Webster Bank had approximately $281.9 million in excess capital over the OTS risk-based requirement, one half of which would be available for declaration of dividends to the Corporation. The OTS regulations permit the OTS to prohibit capital distributions under certain circumstances.

                          WEBSTER FINANCIAL CORPORATION

         Unless  the  context   otherwise   requires,   all  references  to  the
Corporation   include  Webster   Financial   Corporation  and  its  consolidated
subsidiaries.

         The Corporation is a Delaware corporation and the holding company of Webster Bank ("Webster Bank"), its wholly owned federal savings bank subsidiary. Both the Corporation and Webster Bank are headquartered in Waterbury, Connecticut. Deposits at Webster Bank are insured by the Federal Deposit Insurance Corporation ("FDIC"). Through Webster Bank, Webster currently serves customers from over 100 banking offices, three commercial banking centers, six trust offices and more than 160 ATMs located in Hartford, New Haven, Fairfield, Litchfield and Middlesex Counties in Connecticut. The Corporation focuses on providing financial services to individuals, families and businesses. The Corporation emphasizes five business lines -- consumer banking, business banking, mortgage banking, trust and investment services and insurance services -- each supported by centralized administration and operations. Through a number of recent acquisitions of other financial services firms, including banks and thrifts, a trust company and an insurance firm, the Corporation has established a leading position in the banking and trust and investment services market in Connecticut. The Corporation's mission is to help individuals, families and businesses achieve their financial goals. At June 30, 1998, the Corporation had total consolidated assets of approximately $9.2 billion, total deposits of approximately $5.7 billion and shareholders' equity of approximately $548.4 million. The Corporation's consolidated financial data at June 30, 1998 includes the consolidated accounts of Eagle, which was acquired in a merger transaction accounted for as a pooling of interests in April 1998.

       As a result of the acquisition of Eagle, the Corporation (i) assumed Eagle's obligations under the Indenture with respect to the Junior Subordinated Debentures and the Guarantee Agreement with respect to the Guarantee; and (ii) acquired total assets of $2.3 billion, net loans of $1.1 billion and deposits of $1.3 billion.

                            WEBSTER CAPITAL TRUST II

       The Trust is a statutory business trust formed under Delaware law upon the filing of a certificate of trust with the Delaware Secretary of State. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of Trust Securities to acquire the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Junior Subordinated
Debentures are the sole assets of the Trust, and payments under the Junior Subordinated Debentures are the sole revenues of the Trust. All of the Common Securities are owned by the Corporation. The Common Securities rank pari passu, and payments are and will be made thereon pro rata, with the Exchange Capital Securities, except that if there is an Event of Default under the Trust Agreement resulting from a Debenture Event of Default, the rights of the Corporation as holder of the Common Securities to payments in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Exchange Capital Securities. See "Description of Exchange Capital Securities--Subordination of Common Securities." The Corporation acquired Common Securities in a Liquidation Amount equal to at least 3% of the total capital of the Trust. The Trust has a term of approximately 31 years, but may terminate earlier as provided in the Trust Agreement. The Trust's business and affairs are conducted by the Issuer Trustees, each appointed by the Corporation as holder of the Common Securities. The Issuer Trustees for the Trust are Wilmington Trust Company, as the Property Trustee, Wilmington Trust Company, as the Delaware Trustee and two Administrative Trustees who are officers of the Corporation. Wilmington Trust Company also acts as guarantee trustee under the Guarantee and as debenture trustee under the Indenture. See "Description of Exchange Securities--Description of Exchange Guarantee" and "--Description of Exchange Junior Subordinated Debentures."

       The holder of the Common Securities or, if an Event of Default under the Trust Agreement has occurred and is continuing, the holders of not less than a majority in Liquidation Amount of the Capital Securities are entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the Exchange Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights will be vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the Trust Agreement. The Corporation, as issuer of the Exchange Junior Subordinated Debentures, has and will continue pay all fees, expenses, debts and obligations (other than the payment of principal, interest and premium, if any, on the Trust Securities) related to the Trust and the offering of the Exchange Capital Securities and has and will continue pay, directly or indirectly, all ongoing costs, expenses and liabilities (other than the payment of principal, interest and premium, if any, on the Trust Securities) of the Trust. The principal executive office of the Trust is c/o Webster Financial Corporation, Webster Plaza, Waterbury, Connecticut 06702.

                                 USE OF PROCEEDS

       Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities and the Exchange Guarantee offered hereby. In consideration for issuing the Exchange Capital Securities in exchange for Original Capital Securities as described in this Prospectus, the Trust will receive Original Capital Securities in like Liquidation Amount. The Original Capital Securities surrendered in exchange for the Exchange Capital Securities will be retired and canceled.

                       RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratios of earnings to fixed charges of the Corporation on a consolidated basis for the respective periods indicated.

                                               AT JUNE 30,                    YEAR ENDED DECEMBER 31,
                                               ----------        ----------------------------------------------
                                                   1998          1997      1996       1995       1994      1993
                                                   ----          ----      ----       ----       ----      ----
Ratio of Earnings to
   Fixed Charges...........................        1.57x          1.61x     2.40x       2.25x     2.47x    3.12x


       For purposes of computing the ratios of earnings to fixed charges, earnings represent net income (loss) before extraordinary items and cumulative effect of changes in accounting principles plus applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, include gross interest expense (other than on deposits) and the proportion deemed representative of the interest factor of rent expense, net of income from subleases. Fixed charges, including gross interest on deposits, include all interest expense and the proportion deemed representative of the interest factor of rent expense, net of income from subleases.

                              ACCOUNTING TREATMENT

          For financial reporting purposes, the Trust is treated as a subsidiary of the Corporation and, accordingly, the accounts of the Trust are included in the consolidated financial statements of the Corporation. The Exchange Capital Securities are shown in the consolidated statements of condition of the Corporation, as "Corporation-obligated mandatorily redeemable capital securities of subsidiary trust", and appropriate disclosures about the Exchange Capital Securities, the Exchange Guarantee and the Exchange Junior Subordinated Debentures are included in the notes to the consolidated financial statements of the Corporation. For financial reporting purposes, the Corporation records Distributions payable on the Exchange Capital Securities as a minority interest expense in its consolidated statements of income.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

       In connection with the sale of the Original Capital Securities, the Corporation and the Trust entered into the Registration Rights Agreement with the Initial Purchaser, pursuant to which the Corporation and the Trust agreed to file and use commercially reasonable efforts to cause to become effective with the Commission a Registration Statement relating to the exchange of the Original Capital Securities for capital securities with terms identical in all material respects to the terms of the Original Capital Securities. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

       The Exchange Offer is being made to satisfy the contractual obligations of the Corporation and the Trust under the Registration Rights Agreement. The form and terms of the Exchange Capital Securities are the same as the form and terms of the Original Capital Securities except that the Exchange Capital Securities have been registered under the Securities Act and will not be subject to certain restrictions on transfer applicable to the Original Capital Securities, and will not provide for any increase in the Distribution rate thereon. As a result of Eagle and the Trust not having had a registration statement as to exchange securities been declared effective by September 28, 1997, liquidated damages have been accruing at the rate of 0.25% per annum on the principal amount of the Original Junior Subordinated Debentures and Distributions have been accruing at the rate of 0.25% per annum on the Liquidation Amount of the Original Capital Securities, and shall continue to do so until such time as this Registration Statement is declared effective. In that regard, the Original Capital Securities provide that, if the Trust has not exchanged Exchange Capital Securities for all Original Capital Securities validly tendered by the 45th day after the date on which the Registration Statement is declared effective, the Distribution rate borne by the Original Capital Securities will increase by 0.25% per annum for the period from the occurrence of such event until the Exchange Offer has been consummated. Upon consummation of the Exchange Offer, holders of Original Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further Registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities" and "Description of Original Securities."

       The Exchange Offer is not being made to, nor will the Trust accept tenders for exchange from, holders of Original Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

       Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Original Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Original Capital Securities are held of record by DTC who desires to deliver such Original Capital Security by book-entry transfer at DTC.

       Pursuant to the Exchange Offer, the Corporation will exchange as soon as practicable after the date hereof, the Original Guarantee for the Exchange Guarantee and the Original Junior Subordinated Debentures, in an amount corresponding to the Original Capital Securities accepted for exchange, for a like aggregate principal amount of the Exchange Junior Subordinated Debentures. The Exchange Guarantee and the Exchange Junior Subordinated Debentures have been registered under the Securities Act.

TERMS OF THE EXCHANGE OFFER

       The Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $50,000,000 aggregate Liquidation Amount of

Original Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described herein. The Trust will issue, promptly after the Expiration Date, an aggregate Liquidation Amount of up to $50,000,000 of Exchange Capital Securities in exchange for a like principal amount of outstanding Original Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Original Capital Securities in whole or in part in a Liquidation Amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof.

       The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Original Capital Securities being tendered. As of the date of this Prospectus, $50,000,000 aggregate Liquidation Amount of the Original Capital Securities is outstanding.

       Holders of Original Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Original Capital Securities that are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Trust Agreement, but will not be entitled to any further Registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities" and "Description of Original Securities."

       If any tendered Original Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Original Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

       Holders who tender Original Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Original Capital Securities in connection with the Exchange Offer. The Corporation will pay all charges and expenses, other than certain applicable taxes described herein, in connection with the Exchange Offer. See "--Fees and Expenses."

       NEITHER THE CORPORATION, THE BOARD OF DIRECTORS OF THE CORPORATION NOR ANY ISSUER TRUSTEE OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF ORIGINAL CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR ORIGINAL CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. EACH HOLDER OF ORIGINAL CAPITAL SECURITIES MUST DECIDE WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF ORIGINAL CAPITAL SECURITIES TO TENDER BASED ON SUCH HOLDER'S OWN FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE, EXTENSIONS, AMENDMENTS

       The term "Expiration Date" means 5:00 p.m., New York City time, on _______________, 1998 unless the Exchange Offer is extended by the Corporation or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

       The Corporation and the Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Original Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) if the Trust determines, in its sole and absolute discretion, that any of the events or conditions referred to under "--Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Original Capital Securities tendered pursuant to the

Exchange Offer, subject, however, to the right of holders of Original Capital Securities to withdraw their tendered Original Capital Securities as described under "--Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Corporation and the Trust to constitute a material change, or if the Corporation and the Trust waive a material condition of the Exchange Offer, the Corporation and the Trust will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the holders of the Original Capital Securities, and the Corporation and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

       Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next Business Day after the previously scheduled Expiration Date. Without limiting the manner in which the Corporation and the Trust may choose to make any public announcement and subject to applicable laws, the Corporation and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF EXCHANGE CAPITAL SECURITIES

       Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange, and will issue to the Exchange Agent, Exchange Capital Securities for Original Capital Securities validly tendered and not withdrawn promptly after the Expiration Date.

       In all cases, delivery of Exchange Capital Securities in exchange for Original Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of
(i) the book-entry confirmation described below under "--Procedures for Tendering Original Capital Securities--Book-Entry Transfer" or (ii) certificates representing such Original Capital Securities, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and any other documents required by the Letter of Transmittal.

       Subject to the terms and conditions of the Exchange Offer, the Trust will be deemed to have accepted for exchange, and thereby exchanged, Original Capital Securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the Exchange Agent (any such oral notice to be promptly confirmed in writing) of the Trust's acceptance of such Original Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Trust for the purpose of receiving tenders of book-entry confirmations or certificates representing Original Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving book-entry confirmations or certificates representing Original Capital Securities, Letters of Transmittal and related documents and transmitting Exchange Capital Securities to validly tendered holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Original Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Trust's acceptance for exchange of Original Capital Securities) or the Trust extends the Exchange Offer or is unable to accept for exchange or exchange Original Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Original Capital Securities and such Original Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

       Pursuant to the Letter of Transmittal, a holder of Original Capital Securities will warrant and agree that it has full power and authority to tender, exchange, sell, assign and transfer Original Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Original Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Original Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Original Capital Securities tendered pursuant to the Exchange Offer. Tendering holders of Original Capital Securities that use ATOP will, by doing so, acknowledge that they are bound by the terms of the Letter of Transmittal.

PROCEDURES FOR TENDERING ORIGINAL CAPITAL SECURITIES

Valid Tender

       Except as set forth herein, in order for Original Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must be received by the Exchange Agent at its address set forth under "--Exchange Agent," and either (i) tendered Original Capital Securities must be received by the Exchange Agent, or
(ii) such Original Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth herein and a book-entry confirmation must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth herein must be complied with.

       If less than all of the Original Capital Securities are tendered, a tendering holder should fill in the amount of Original Capital Securities being tendered in the appropriate box on the Letter of Transmittal or so indicate in an Agent's Message in lieu of the Letter of Transmittal. The entire amount of Original Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

       THE METHOD OF DELIVERY OF THE BOOK-ENTRY CONFIRMATIONS OR CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

Book-Entry Transfer

       For purposes of the Exchange Offer, the Exchange Agent will establish an account with respect to the Original Capital Securities at DTC within two Business Days after the date of this Prospectus. Any tendering financial institution that is a participant in DTC's book-entry transfer facility system must make a book-entry delivery of the Original Capital Securities by causing DTC to transfer such Original Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's ATOP procedures for transfers. Such holder of Original Capital Securities using ATOP should transmit its acceptance to DTC on or prior to the Expiration Date (or comply with the guaranteed delivery procedures set forth below). DTC will verify such acceptance, execute a book-entry transfer of the tendered Original Capital Securities into the Exchange Agent's account at DTC and then send to the Exchange Agent confirmation of such book-entry transfer, including an agent's message confirming that DTC has received an express acknowledgment from such holder that such holder has received and agrees to be bound by the Letter of Transmittal and that the Trust and the Corporation may enforce the Letter of Transmittal against such holder (a "book-entry confirmation").

       A beneficial owner of Original Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial owner wishes to participate in the Exchange Offer.

Certificates

       If the tender is not made through ATOP, certificates representing Original Capital Securities, as well as the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and any other required documents required by the Letter of Transmittal, must be received by the Exchange Agent at its address set forth under "--Exchange Agent" on or prior to the Expiration Date in order for such tender to be effective (or the guaranteed delivery procedure set forth herein must be complied with).

       If less than all of the Original Capital Securities are tendered, a tendering holder should fill in the amount of Original Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Original Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

Signature Guarantees

       Certificates for the Original Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (i) a certificate for the Original Capital Securities is registered in a name other than that of the person surrendering the certificate or (ii) such holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (i) or (ii) above, such certificates for Original Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (a) a bank; (b) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (c) a credit union; (d) a national securities exchange, registered securities association or clearing agency; or (e) a savings association that is a participant in a Securities Transfer Association (an
"Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

Delivery

       The method of delivery of the book-entry confirmation or certificates representing tendered Original Capital Securities, the Letter of Transmittal, and all other required documents is at the option and sole risk of the tendering holder, and delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail, return receipt requested, properly insured, or an overnight delivery service is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

       Notwithstanding any other provision hereof, the delivery of Exchange Capital Securities in exchange for Original Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of (i) a book-entry confirmation with respect to such Original Capital Securities or (ii) certificates representing Original Capital Securities and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of Exchange Capital Securities might not be made to all tendering holders at the same time, and will depend upon when book-entry confirmations with respect to Original Capital Securities or certificates representing Original Capital Securities and other required documents are received by the Exchange Agent.

       DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

Guaranteed Delivery

        If a holder desires to tender Original Capital Securities pursuant to the Exchange Offer and the certificates for such Original Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, such Original Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

       (i) such tenders are made by or through an Eligible Institution;

       (ii) a properly completed and duly executed notice to the Exchange Agent guaranteeing delivery to the Exchange Agent of either certificates representing Original Capital Securities or a book-entry confirmation in compliance with the requirements set forth herein (the "Notice of Guaranteed Delivery"), substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided herein, on or prior to Expiration Date; and

       (iii) a book-entry confirmation or the certificates representing all tendered Original Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are, in any case, received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

       The  Notice  of  Guaranteed   Delivery  may  be  delivered  by  hand,  or
transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

       The Trust's acceptance for exchange of Original Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Trust upon the terms and subject to the conditions of the Exchange Offer.

Determination of Validity

       All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Original Capital Securities will be determined by the Corporation and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. The Corporation and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to the Corporation and the Trust, be unlawful. The Corporation and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "--Conditions to the Exchange Offer" or any condition or irregularity in any tender of Original Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

       The interpretation by the Corporation and the Trust of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Original Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. None of the Corporation, the Trust, any affiliates or assigns of the Corporation or the Trust, the Exchange Agent or any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

       If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Corporation and the Trust, proper evidence satisfactory to the Corporation and the Trust, in their sole discretion, of such person's authority to so act must be submitted.

RESALES OF EXCHANGE CAPITAL SECURITIES

       The Trust is making the Exchange Offer for the Exchange Capital Securities in reliance on the position of the Staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust sought its own interpretive letter and there can be no assurance that the Staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff of the Commission, and subject to the two immediately following sentences, the Corporation and the Trust believe that Exchange Capital Securities issued pursuant to this Exchange Offer in exchange for Original Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Original Capital Securities who is an "affiliate" of the Corporation or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased Original Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the Staff of the Commission set forth in the above-mentioned interpretive letters, (ii) will not be permitted or entitled to tender such Original Capital Securities in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described herein, if any broker-dealer holds Original Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Original Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

       Each holder of Original Capital Securities who wishes to exchange Original Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Corporation or the Trust, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the
Securities Act) of such Exchange Capital Securities. In addition, the Corporation and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Corporation and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Original Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Original Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that Participating Broker-Dealers who acquired Original Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Original Capital Securities (other than Original Capital Securities which represent an unsold allotment from the initial sale of the Original Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities where such Original Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Capital Securities for a period ending 180 days after the Expiration Date (subject to extension under certain limited circumstances described herein) or, if earlier, when all such Exchange Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Capital Securities received in exchange for Original Capital Securities pursuant to the Exchange Offer must notify the Corporation or the Trust, or cause the Corporation or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at its address set forth herein under "--Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Corporation or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

       In that regard, each Participating Broker-Dealer who surrenders Original Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that upon receipt of notice from the Corporation or the Trust of the occurrence of any event or the discovery of (i) any fact that makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or (ii) any fact that causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading, or (iii) of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior
Subordinated Debentures, as applicable) pursuant to this Prospectus until the Corporation or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or the Corporation or the Trust has given notice that the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If the Corporation or the Trust gives such notice to suspend the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable), it shall extend the 180-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Capital Securities or to and including the date on which the Corporation or the Trust has given notice that the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

WITHDRAWAL RIGHTS

       Except  as  otherwise  provided  herein,   tenders  of  Original  Capital
Securities may be withdrawn at any time on or prior to the Expiration Date.

       In order for a withdrawal to be effective a written, telegraphic or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at its address set forth under "--Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Original Capital Securities to be withdrawn, the aggregate principal amount of Original Capital Securities to be withdrawn, and (if certificates for such Original Capital Securities have been tendered) the name of the registered holder of the Original Capital Securities as set forth on the such certificates if different from that of the person who tendered such Original Capital Securities. If certificates representing Original Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such certificates, the tendering holder must submit the serial numbers shown on the particular certificates to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Original Capital Securities tendered for the account of an Eligible Institution. If Original Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "--Procedures for Tendering Original Capital Securities--Book-Entry Transfer," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Original Capital Securities. Withdrawals of tenders of Original Capital Securities may not be rescinded. Original Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "--Procedures for Tendering Original Capital Securities."

       All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Trust, in its sole discretion, whose determination shall be final and binding on all parties. None of the Corporation, the Trust, any affiliates or assigns of the Corporation or the Trust, the Exchange Agent or any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Original Capital Securities that have been tendered but are withdrawn will be returned to the holder thereof promptly after withdrawal.

DISTRIBUTIONS ON THE EXCHANGE CAPITAL SECURITIES

       Holders of Original Capital Securities whose Original Capital Securities are accepted for exchange will not receive Distributions on such Original Capital Securities and will be deemed to have waived the right to receive any Distributions on such Original Capital Securities accumulated from and after April 1, 1997. Accordingly, upon issuance, holders of Exchange Capital Securities (as of the record date) for the payment of Distributions on October 1, 1998 will be entitled to receive Distributions accumulated from and after April 1, 1997.

CONDITIONS TO THE EXCHANGE OFFER

       Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Corporation and the Trust will not be required to accept for exchange, or to exchange, any Original Capital Securities for any Exchange Capital Securities, and, as described herein, may terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

       (i) there shall occur a change in the current interpretation by the Staff of the Commission that permits the Exchange Capital Securities issued pursuant to the Exchange Offer in exchange for Original Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder that is an "affiliate" of the Corporation or the

Trust within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Capital Securities; or

       (ii) any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of Corporation or the Trust, would reasonably be expected to impair its ability to proceed with the Exchange Offer; or

       (iii) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement, or proceedings shall have been initiated or, to the knowledge of the Corporation or the Trust, threatened for that purpose, or any governmental approval has not been obtained, which approval the Corporation or the Trust shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby; or

       (iv) the Corporation determines in good faith (i) that there is a reasonable likelihood that, or a material uncertainty exists as to whether, consummation of the Exchange Offer would result in an adverse tax consequence to the Trust or the Corporation and (ii) that such condition exists on the 240th day following the Closing Date.

       If the Corporation or the Trust determine in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, it may, subject to applicable law, terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Corporation or the Trust will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Original Capital Securities and will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

       Wilmington Trust Company has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

           BY HAND, OVERNIGHT DELIVERY, REGISTERED OR CERTIFIED MAIL:

                            Wilmington Trust Company
                               Rodney Square North
                            1100 North Market Street
                         Wilmington, Delaware 19890-0001

                      Attention: Corporate Trust Department

                      Confirm by Telephone: (302) 651-1000

                     Facsimile Transmissions: (302) 651-8882
                          (ELIGIBLE INSTITUTIONS ONLY)

       Delivery to other than the above address or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

       The Corporation has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Corporation will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Original Capital Securities, and in handling or tendering for their customers.

       Holders who tender their Original Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, Exchange Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Original Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Original Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

       Neither the Corporation nor the Trust will make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

     The Registration Rights Agreement is governed by, and construed in accordance with, the laws of the State of New York. The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a form of which is available upon request to the Corporation. See "Incorporation of Certain Documents by Reference." In addition, the information set forth above concerning certain interpretations of and positions taken by the Staff of the Commission is not intended to constitute legal advice, and prospective investors should consult their own legal advisors with respect to such matters.

                       DESCRIPTION OF EXCHANGE SECURITIES

DESCRIPTION OF EXCHANGE CAPITAL SECURITIES

       Pursuant to the terms of the Trust Agreement, the Issuer Trustees on behalf of the Trust will issue the Exchange Capital Securities. The Exchange Capital Securities will represent beneficial interests in the Trust and the holders thereof will be entitled to a preference over the Common Securities in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust. See "--Subordination of Common Securities." The Trust Agreement has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary of certain provisions of the Exchange Capital Securities, the Common Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms.

General

       The Exchange Capital Securities will be limited to $50,000,000 aggregate Liquidation Amount at any one time outstanding. The Exchange Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under "--Subordination of Common Securities." Legal title to the Exchange Junior Subordinated Debentures will be held by the Property Trustee on behalf of the Trust in trust for the benefit of the holders of the Trust Securities. The Exchange Guarantee will not guarantee payment of Distributions or amounts payable on redemption of the Exchange Capital Securities or liquidation of the Trust when the Trust does not have funds legally available for such payments. See "--Description of Exchange Guarantee."

Distributions

       Distributions on the Exchange Capital Securities will be cumulative, will accumulate from April 1, 1997, the date of original issuance, and will be payable semi-annually in arrears on April 1 and October 1 of each year, commencing October 1, 1998, at the annual rate of 10.00% of the Liquidation Amount to the holders of the Exchange Capital Securities on the relevant record dates. The record dates will be the 15th day of the month preceding the month in which the relevant Distribution Date falls. The first Distribution Date for the Exchange Capital Securities will be October 1, 1998. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period of less than a full calendar month, the number of days elapsed in such month. In the event that any date on which Distributions are payable on the Exchange Capital Securities is not a Business Day, payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay), except that if such next succeeding Business Day falls in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in New York, New York, Wilmington, Delaware or Waterbury, Connecticut are authorized or required by law or executive order to remain closed.

       So long as no Debenture Event of Default has occurred and is continuing, the Corporation has the right under the Indenture to elect to defer the payment of interest on the Exchange Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. Upon any such election, semi-annual Distributions on the Trust Securities will be deferred by the Trust during such Extension Period. Distributions to which holders of the Trust Securities are entitled during any such Extension Period will accumulate additional Distributions thereon at the rate per annum of 10.00% thereof, compounded semi-annually from the relevant Distribution Date, but not exceeding the interest rate then accruing on the Exchange Junior Subordinated Debentures. The term "Distributions," as previously defined, includes any such additional Distributions.

       Prior to the termination of any such Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods, to end on a date other than an Interest Payment Date or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any such Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Exchange Capital Securities would have been payable except for the election to begin such Extension Period and (ii) the date the Trust is required to give notice to any automated quotation system or to holders of such Exchange Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "--Description of Exchange Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

       During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock,
(ii) make any payment of principal of, premium, if any, or interest on or repay, repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Exchange Guarantee, (d) the purchase of fractional shares resulting from a reclassification of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (f) purchases of common stock of the Corporation related to the issuance of such common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans).

       The Corporation has no current intention to exercise its option to defer payments of interest on the Exchange Junior Subordinated Debentures.

       The revenue of the Trust available for distribution to holders of the Capital Securities will be limited to payments under the Junior Subordinated Debentures in which the Trust has invested the proceeds from the issuance and sale of the Trust Securities. See "--Description of Exchange Junior Subordinated Debentures--General." After the Exchange Offer, if the Corporation does not make interest payments on the Exchange Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Exchange Capital Securities. The payment of Distributions (if and to the extent the Trust has funds legally available for the payment of such Distributions) will be guaranteed by the Corporation on a limited basis as set forth herein under "--Description of Exchange Guarantee."

Redemption

       Upon the repayment on the Stated Maturity Date or prepayment in whole or in part prior to the Stated Maturity Date of the Exchange Junior Subordinated Debentures (other than following the distribution of the Exchange Junior Subordinated Debentures to the holders of the Trust Securities), the proceeds from such repayment or prepayment shall be applied by the Property Trustee to redeem a Like Amount of the Trust Securities, upon not less than 30 nor more than 60 days' notice of a date of redemption (the "Redemption Date"), at the applicable Redemption Price, which shall be equal to (i) in the case of the repayment of the Exchange Junior Subordinated Debentures on the Stated Maturity Date, the Maturity Redemption Price (equal to the principal of, and accrued and unpaid interest on, the Exchange Junior Subordinated Debentures), (ii) in the case of the optional prepayment of the Exchange Junior Subordinated Debentures before April 1, 2007 upon the occurrence and continuation of a Special Event, the Special Event Redemption Price (equal to the Special Event Prepayment Price in respect of the Exchange Junior Subordinated Debentures) and (iii) in the case of the optional prepayment of the Exchange Junior Subordinated Debentures on or after April 1, 2007, the Optional Redemption Price (equal to the Optional Prepayment Price in respect of the Exchange Junior Subordinated Debentures). See "--Description of Exchange Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment." If less than all of the Exchange Junior Subordinated Debentures are to be prepaid on a Redemption Date, then the proceeds of such prepayment shall be allocated pro rata to the Trust Securities.

       "Like Amount" means (i) with respect to a redemption of the Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Exchange Junior Subordinated

Debentures to be paid in accordance with their terms and (ii) with respect to a distribution of Exchange Junior Subordinated Debentures upon the liquidation of the Trust, Exchange Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Exchange Junior Subordinated Debentures are distributed.


       The Corporation will have the option to prepay the Exchange Junior Subordinated Debentures, (i) in whole or in part, on or after April 1, 2007, at the applicable Optional Prepayment Price and (ii) in whole but not in part, at any time prior to April 1, 2007, upon the occurrence of a Special Event, at the Special Event Prepayment Price, in each case subject to the receipt of any required regulatory approval. See "--Description of Exchange Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment."

Liquidation of the Trust and Distribution of Exchange Junior Subordinated Debentures

       The Corporation will have the right at any time to terminate the Trust and, after satisfaction of liabilities to creditors of the Trust as required by applicable law, to cause the Exchange Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Such right is subject to (i) the Administrative Trustees having received an opinion of counsel to the effect that such distribution will not cause the holders of Exchange Capital Securities to recognize gain or loss for federal income tax purposes and (ii) the Corporation having received any required regulatory approval.

       The Trust shall automatically terminate upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Corporation;
(ii) the distribution of a Like Amount of the Exchange Junior Subordinated Debentures to the holders of the Trust Securities, if the Corporation, as Sponsor, has given written direction to the Property Trustee to terminate the Trust (which direction is optional and, except as described above, wholly within the discretion of the Corporation, as Sponsor); (iii) redemption of all of the Trust Securities as described under "--Redemption;" (iv) expiration of the term of the Trust; and (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

       If a termination occurs as described in clause (i), (ii), (iv), or (v) above, the Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities a Like Amount of the Exchange Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of the Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets legally available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Trust Securities shall be paid on a pro rata basis, except that if a Debenture Event of Default has occurred and is continuing, the Exchange Capital Securities shall have a priority over the Common Securities. See "--Subordination of Common Securities."

       After the liquidation date is fixed for any distribution of Exchange Junior Subordinated Debentures to holders of the Trust Securities, (i) the Exchange Capital Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the record holder of the Exchange Capital Securities, will receive a registered global certificate or certificates representing the Exchange Junior Subordinated Debentures to be delivered upon such distribution with respect to Exchange Capital Securities held by DTC or its nominee and (iii) any certificates representing Exchange Capital Securities not held by DTC or its nominee will be deemed to represent Exchange Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Exchange Capital Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Exchange Capital Securities until such certificates are presented to the Corporation or its agent for cancellation, whereupon the Corporation will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Exchange Junior Subordinated Debentures.

       There can be no assurance as to the market prices for the Exchange Capital Securities or the Exchange Junior Subordinated Debentures that may be distributed in exchange for the Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Exchange Capital Securities that an investor may purchase, or the Exchange Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Exchange Capital Securities offered hereby.

     Redemption Procedures

     If applicable, Trust Securities shall be redeemed at the applicable Redemption Price with the proceeds from the contemporaneous repayment or prepayment of the Exchange Junior Subordinated Debentures. Any redemption of Trust Securities shall be made and the applicable Redemption Price shall be payable on the Redemption Date only to the extent that the Trust has funds legally available for the payment of such applicable Redemption Price. See "--Subordination of Common Securities."

       If the Trust gives a notice of redemption for the Exchange Capital Securities, then, by 12:00 noon, New York, New York time, on the Redemption Date, to the extent funds are legally available, with respect to the Exchange Capital Securities held in global form by DTC or its nominees, the Property Trustee will deposit or cause the Paying Agent to deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price. See "--Form, Denomination, Book-Entry Procedures and Transfer." With respect to the Exchange Capital Securities held in certificated form, the Property Trustee, to the extent funds are legally available, will irrevocably deposit with the Paying Agent for the Exchange Capital Securities funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions and authority to pay the applicable Redemption Price to the holders thereof upon surrender of their certificates evidencing the Exchange Capital Securities. See "--Payment and Paying Agency." Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of such Exchange Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Exchange Capital Securities called for redemption will cease, except the right of the holders of such Exchange Capital Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and such Exchange Capital Securities will cease to be outstanding. In the event that any Redemption Date of Exchange Capital Securities is not a Business Day, then the applicable Redemption Price payable on such date will be paid on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such next succeeding Business Day falls in the next calendar year, such payment shall be made on the immediately preceding Business Day. In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Corporation pursuant to the Exchange Guarantee as described under "--Description of Exchange Guarantee," (i) Distributions on Exchange Capital Securities will continue to accumulate at the then-applicable rate, from the Redemption Date originally established by the Trust to the date such applicable Redemption Price is actually paid and (ii) the actual payment date will be the Redemption Date for purposes of calculating the applicable Redemption Price.

       Subject to applicable law (including, without limitation, United States federal securities law), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Exchange Capital Securities by tender, in the open market or by private agreement.

       Notice of any redemption will be mailed at least 30 days but not more than 60 days prior to the Redemption Date to each holder of Trust Securities at its registered address. Unless the Corporation defaults in payment of the applicable Redemption Price on, or in the repayment of, the Exchange

Junior Subordinated Debentures, on and after the Redemption Date, Distributions will cease to accrue on the Trust Securities called for redemption.

Subordination of Common Securities

       Payment of Distributions on, and the Redemption Price of, the Trust Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Exchange Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the applicable Redemption Price the full amount of such Redemption Price, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Exchange Capital Securities then due and payable.

       In the case of any Event of Default under the Trust Agreement, the Corporation as holder of the Common Securities will be deemed to have waived any right to act with respect to such Event of Default until the effect of such Event of Default shall have been cured, waived or otherwise eliminated. Until any such Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Capital Securities and not on behalf of the Corporation as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

Events of Default; Notice

       The  occurrence of a Debenture  Event of Default (see  "--Description  of
Exchange   Junior   Subordinated   Debentures--Debenture   Events  of  Default")
constitutes an "Event of Default" under the Trust Agreement.

       Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Exchange Capital Securities, the Administrative Trustees and the Corporation (as successor-in-interest to Eagle), as Sponsor, unless such Event of Default shall have been cured or waived. The Corporation, as Sponsor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

       If a Debenture Event of Default has occurred and is continuing, the Exchange Capital Securities shall have a preference over the Common Securities as described under "--Liquidation of the Trust and Distribution of Exchange Junior Subordinated Debentures" and "--Subordination of Common Securities."

Removal of Issuer Trustees

       Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Exchange Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Corporation as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

Co-Trustees and Separate Property Trustee

       Unless  a  Debenture   Event  of  Default  shall  have  occurred  and  be
continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust's property may at any time be located, the Property Trustee shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust's property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement.

Merger or Consolidation of Issuer Trustees

       Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Trust Agreement, provided such Person shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

       The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other Person, except as described herein or as otherwise described under "--Liquidation of the Trust and Distribution of Exchange Junior Subordinated Debentures." The Trust may, at the request of the Corporation, as Sponsor, with the consent of the Administrative Trustees but without the consent of the holders of the Exchange Capital Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any state; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Trust Securities or (b) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Trust Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Corporation expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee with respect to the Exchange Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization  on which the Trust  Securities are then listed or quoted,  if any,
(iv) if the Exchange Capital Securities (including any Successor Securities) are rated by any nationally recognized statistical rating organization prior to such transaction, such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Exchange Capital Securities (including any Successor Securities) or, if the Exchange Junior Subordinated Debentures are so rated, the Exchange Junior Subordinated Debentures, to be downgraded by any such nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect,
(vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Corporation has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than any dilution of such holders' interests in the new entity) and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment

Company Act of 1940, as amended (the "Investment Company Act"), and (viii) the Corporation or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Exchange Guarantee and the Common Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity not to be classified as a grantor trust for U.S. federal income tax purposes.

Voting Rights; Amendment of the Trust Agreement

       Except  as  provided   herein  and  under   "--Mergers,   Consolidations,
Amalgamations or Replacements of the Trust" and "--Description of Exchange Guarantee--Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Exchange Capital Securities will have no voting rights.

       The Trust Agreement may be amended from time to time by the Corporation, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities (i) to cure any ambiguity, correct or supplement any provision in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for U.S. federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in each such case such action shall not adversely affect in any material respect the interests of the holders of the Trust Securities. Any amendments of the Trust Agreement pursuant to the foregoing shall become effective when notice thereof is given to the holders of the Trust Securities. The Trust Agreement may be amended by the Issuer Trustees and the Corporation (i) with the consent of holders representing a majority (based upon Liquidation Amount) of the outstanding Trust Securities and (ii) upon receipt by the Issuer Trustees of an opinion of counsel experienced in such matters to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for U.S. federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act, provided that, without the consent of each holder of Trust Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii)
restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date. The Exchange Capital Securities and any Original Capital Securities that remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement.

       So long as any Exchange Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on the Debenture Trustee with respect to the Exchange Junior Subordinated Debentures, (ii) waive certain past defaults under the Indenture, (iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Exchange Junior Subordinated Debentures or (iv) consent to any amendment, modification or termination of the Indenture or the Exchange Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Exchange Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each holder of the Exchange Capital Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Exchange Capital Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Exchange Capital Securities of any notice of default it receives with respect to the Exchange Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Exchange Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for U.S. federal income tax purposes on account of such action.

       Any required approval of holders of Exchange Capital Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Exchange Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Exchange Capital Securities in the manner set forth in the Trust Agreement.

       No vote or consent of the holders of Exchange Capital Securities will be required for the Trust to redeem and cancel the Exchange Capital Securities in accordance with the Trust Agreement.

       Notwithstanding that holders of the Exchange Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Exchange Capital Securities that are owned by the Corporation or any affiliate of the Corporation shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Form, Denomination, Book-Entry Procedures and Transfer

       The Exchange Capital Securities initially will be represented by one or more Exchange Capital Securities in registered, global form (collectively, the "Global Capital Securities"). The Global Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described herein.

       In the event that Exchange Capital Securities are issued in certificated form, the Exchange Capital Securities will be in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities) and may be transferred or exchanged on in such blocks in the manner described herein.

       Except as set forth herein, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee and only in amounts that would not cause a holder to own less than 100 Exchange Capital Securities. Beneficial interests in the Global Capital Securities may not be exchanged for Exchange Capital Securities in certificated form except in the limited circumstances described herein. See "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

Depository Procedures

       DTC has advised the Trust and the Corporation that DTC is a limited-purpose trust company organized under the laws of the state of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Initial Purchaser), banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised the Trust and the Corporation that, pursuant to procedures established by it, (i) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants designated by the Initial Purchaser with portions of the principal amount of the Global Capital Securities and (ii) ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

       Investors in the Global Capital Securities may hold their interests therein directly through DTC if they are Participants, or indirectly through organizations that are Participants. All interests in a Global Capital Security will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Capital Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Capital Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Exchange Capital Securities, see "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

       EXCEPT AS DESCRIBED HEREIN, OWNERS OF INTERESTS IN THE GLOBAL CAPITAL SECURITIES WILL NOT HAVE EXCHANGE CAPITAL SECURITIES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF EXCHANGE CAPITAL SECURITIES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE TRUST AGREEMENT FOR ANY PURPOSE.

       Payments in respect of the Global Capital Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Trust Agreement. Under the terms of the Trust Agreement, the Property Trustee will treat the persons in whose names the Exchange Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to, or payments made on account of, beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Capital Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Corporation that its current practice, upon receipt of any payment in respect of securities such as the Exchange Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Exchange Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of

DTC, the Property Trustee, the Trust or the Corporation. None of the Trust, the Corporation or the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Exchange Capital Securities, and the Trust, the Corporation and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

       Interests in the Global Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in interests in the Global Capital Securities will settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will settle in same-day funds.

       DTC has advised the Trust and the Corporation that it will take any action permitted to be taken by a holder of Exchange Capital Securities (including, without limitation, the presentation of Exchange Capital Securities for exchange as described herein) only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the aggregate Liquidation Amount of the Exchange Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Trust Agreement, DTC reserves the right to exchange the Global Capital Securities for legended Exchange Capital Securities in certificated form and to distribute such Exchange Capital Securities to its Participants.

       So long as DTC or its nominee is the registered owner of the Global Capital Securities, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Exchange Capital Securities represented by the Global Capital Security for all purposes under the Trust Agreement.

       Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global Capital Securities among Participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Trust, the Corporation or the Property Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing its operations.

       The information in this section concerning DTC and its book-entry system has been obtained from sources that the Trust and the Corporation believe to be reliable, but neither the Trust nor the Corporation takes responsibility for the accuracy thereof.

Exchange of Book-Entry Capital Securities for Certificated Capital Securities

       A Global Capital Security is exchangeable for Exchange Capital Securities in registered certificated form if (i) DTC (a) notifies the Trust that it is unwilling or unable to continue as Depository for the Global Capital Security or
(b) has ceased to be a clearing agency registered under the Exchange Act, and the Trust thereupon fails to appoint a successor Depository within 90 days, (ii) the Corporation in its sole discretion elects to cause the issuance of the Exchange Capital Securities in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Trust Agreement. In addition, beneficial interests in a Global Capital Security may be exchanged by or on behalf of DTC for certificated Exchange Capital Securities upon request by DTC, but only upon at least 20 days' prior written notice given to the Property Trustee in accordance with DTC's customary procedures. In all cases, certificated Exchange Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures).

Payment and Paying Agency

       Payments in respect of the Exchange Capital Securities held in global form shall be made to the Depository, which shall credit the relevant accounts at the Depository on the applicable Distribution Dates or in respect of the Exchange Capital Securities that are not held by the Depository, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Property Trustee. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustees. In the event that the Property Trustee shall no longer be the Paying Agent, the Trust shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Corporation (as successor-in-interest to Eagle)) to act as Paying Agent.

Restrictions on Transfer

       The Exchange Capital Securities will be issued, and may be transferred, only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities) and multiples of $1,000 in excess thereof. Any attempted sale, transfer or other disposition of Exchange Capital Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Exchange Capital Securities for any purpose, including but not limited to the receipt of Distributions on such Exchange Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Exchange Capital Securities.

Registrar and Transfer Agent

       The Property Trustee will act as Registrar and transfer agent for the Exchange Capital Securities.

       Registration of transfers of the Exchange Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the Exchange Capital Securities after they have been called for redemption.

Information Concerning the Property Trustee

       The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, during the existence of an Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of the Exchange Capital Securities or the Common Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Corporation and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust
Securities and will have no liability except for its own bad faith, gross negligence or willful misconduct.

Miscellaneous

       The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that (i) the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act, (ii) the Trust will be classified as a grantor trust for U.S. federal income tax purposes and (iii) the Exchange Junior Subordinated Debentures will be treated as indebtedness of the Corporation for U.S. federal income tax purposes. In this connection, the Corporation and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law or the Trust Agreement, that the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

       The Trust Agreement provides that (i) holders of the Trust Securities have no preemptive rights to subscribe for any additional Trust Securities, and
(ii) the issuance of Exchange Capital Securities and the issuance of Common Securities are not subject to preemptive or similar rights.

       The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

DESCRIPTION OF EXCHANGE JUNIOR SUBORDINATED DEBENTURES

       The Original Junior Subordinated Debentures were issued and the Exchange Junior Subordinated Debentures will be issued under the Indenture. The Indenture has been qualified under the Trust Indenture Act. This summary of certain terms and provisions of the Exchange Junior Subordinated Debentures and the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act.

General

       Concurrently with the issuance of the Original Capital Securities, the Trust invested the proceeds thereof, together with the consideration paid by the Corporation for the Common Securities, in Original Junior Subordinated
Debentures issued by the Corporation. The Exchange Junior Subordinated Debentures, similarly to the Original Junior Subordinated Debentures, will bear interest at the annual rate of 10.00% of the principal amount thereof, payable semi-annually in arrears on April 1 and October 1 of each year (each, an "Interest Payment Date"), commencing October 1, 1998, to the person in whose name each Exchange Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the 15th day of the month preceding the month in which the relevant payment date falls. It is anticipated that, until the liquidation, if any, of the Trust, each Exchange Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period of less than a full calendar month, the number of days elapsed in such month. In the event that any date on which interest is payable on the Exchange Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if such next succeeding Business Day falls in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 10.00% thereof, compounded semi-annually. The term "interest," as used herein, shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums , as applicable.

       The Exchange Junior Subordinated Debentures will be issued pursuant to the Indenture. The Exchange Junior Subordinated Debentures will mature on April 1, 2027.

       The Exchange Junior Subordinated Debentures will be unsecured and will rank pari passu with the Original Junior Subordinated Debentures and all Other Debentures and subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Indenture. See "--Subordination."

       The Corporation is a holding company and almost all of the operating assets of the Corporation are owned by the Corporation's Subsidiaries. The
Corporation is a legal entity separate and distinct from its Subsidiaries. Holders of Exchange Junior Subordinated Debentures should look only to the Corporation for payments on the Exchange Junior Subordinated Debentures. The principal sources of the Corporation's income are dividends, interest and fees from its Subsidiaries. The Corporation relies primarily on dividends from Webster Bank to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. There are regulatory limitations on the payment of dividends to the Corporation from Webster Bank. As of June 30, 1998, under OTS regulations, Webster Bank had approximately $136 million total capital available for payment of dividends to the Corporation. The OTS has the power to prohibit payment of dividends under circumstances including if such payment would constitute an unsafe or unsound banking practice. In addition, Webster Bank is subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, the Corporation and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Corporation and such other affiliates from borrowing from Webster Bank unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by Webster Bank are generally limited in amount as to the Corporation and as to each of such other affiliates to 10.00% of Webster Bank's capital and surplus and as to the Corporation and all of such other affiliates to an aggregate of 20% of Webster Bank's capital and surplus.

       Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Exchange Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary (including depositors, in the case of Webster Bank), except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. At June 30, 1998, the Subsidiaries of the Corporation had total liabilities (excluding liabilities owed to the Corporation) of $8.4 billion. Accordingly, the Exchange Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's
Subsidiaries   (including  the  Subsidiaries'   deposit   liabilities)  and  all
liabilities of any future subsidiaries of the Corporation. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation or any subsidiary, including Senior Indebtedness . See "--Subordination."

Form, Registration and Transfer

       If the Exchange Junior Subordinated Debentures are distributed to the holders of the Trust Securities, the Exchange Junior Subordinated Debentures may be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of DTC. The depository arrangements for such Exchange Junior Subordinated Debentures are expected to be substantially similar to those in effect for the Exchange Capital Securities. For a description of DTC and the terms of the depository arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "-- Description of Exchange Capital Securities -- Form, Denomination, Book-Entry Procedures and Transfer."

Payment and Paying Agents

       Payment of principal of (and premium, if any) and interest on Exchange Junior Subordinated Debentures will be made at the office of the Debenture Trustee in Wilmington, Delaware or at the office of such Paying Agent or Paying Agents as the Corporation may designate from time to time, except that at the option of the Corporation payment of any interest may be made, except in the case of Exchange Junior Subordinated Debentures in global form, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register for Exchange Junior Subordinated Debentures or (ii) by transfer to an account maintained by the Person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant Record Date. Payment of any interest on any Exchange Junior Subordinated Debenture will be made to the Person in whose name such Exchange Junior Subordinated Debenture is registered at the close of business on the Record Date for such interest, except in the case of defaulted interest. The Corporation may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however the Corporation will at all times be required to maintain a Paying Agent in each place of payment for the Exchange Junior Subordinated Debentures.

       Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Corporation in trust, for the payment of the principal of (and premium, if any) or interest on any Exchange Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such Exchange Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

Option to Extend Interest Payment Date

       So long as no Debenture Event of Default has occurred and is continuing, the Corporation has the right under the Indenture to defer the payment of interest on the Exchange Junior Subordinated Debentures at any time and from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. At the end of such Extension Period, the Corporation must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 10.00%, compounded semi-annually, to the extent permitted by applicable law ("Compounded Interest")). During an Extension Period, interest will continue to accrue and holders of Exchange Junior Subordinated Debentures (or holders of the Trust Securities while Trust Securities are outstanding) will be required to accrue such deferred interest income for U.S. federal income tax purposes prior to the receipt of cash attributable to such income. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

       During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock,
(ii) make any payment of principal of, premium, if any, or interest on or repay, repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including any Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Exchange Guarantee, (d) the purchase of fractional shares resulting from a reclassification of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (f) purchases of common stock of the Corporation related to the issuance of such common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans).

       Prior to the termination of any such Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods, end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Trust is required to give notice to any automated quotation system or to holders of Exchange Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. The Debenture Trustee shall give notice of the Corporation's election to begin or extend a new Extension Period to the holders of the Exchange Capital Securities. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period.

Optional Prepayment

       The Exchange Junior Subordinated Debentures will be prepayable, in whole or in part, at the option of the Corporation on or after April 1, 2007, subject to the Corporation having received any required regulatory approval, at a prepayment price (as previously defined, the "Optional Prepayment Price") equal to the percentage of the outstanding principal amount of the Exchange Junior Subordinated Debentures specified below, plus, in each case, accrued and unpaid interest thereon to the date of prepayment if prepaid during the 12-month period beginning April 1 of the years indicated below:

           YEAR                                               PERCENTAGE
           ----                                               ----------

           2007   ............................................  105.0%
           2008   ............................................  104.5%
           2009   ............................................  104.0%
           2010   ............................................  103.5%
           2011   ............................................  103.0%
           2012   ............................................  102.5%
           2013   ............................................  102.0%
           2014   ............................................  101.5%
           2015   ............................................  101.0%
           2016   ............................................  100.5%
           2017 and thereafter................................  100.0%


Special Event Prepayment

       Prior to April 1, 2007, if a Special Event shall occur and be continuing, the Corporation may, at its option and subject to receipt of any required regulatory approval, prepay the Exchange Junior Subordinated Debentures in whole (but not in part) at any time within 90 days of the occurrence of such Special Event, at a prepayment price (as previously defined, the "Special Event Prepayment Price") equal to, for each Exchange Capital Security, the Make-Whole Amount for a corresponding $1,000 principal amount of Exchange Junior Subordinated Debentures together with accrued Distributions to, but excluding, the date fixed for redemption. The "Make-Whole Amount" , as previously defined, shall be equal to the greater of (i) 100% of the principal amount to be prepaid or (ii) the sum, as determined by a Quotation Agent , of the present values of the remaining scheduled payments of principal and interest on the Exchange Junior Subordinated Debentures, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate , plus, in the case of each of clauses (i) and
(ii),  accrued and
unpaid interest thereon, including Compounded Interest and Additional Sums , if any, to the date of prepayment.

       A "Special Event" means a Tax Event or a Regulatory Capital Event, as the case may be.

       A "Tax Event" means the receipt by the Trust and the Corporation of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after April 1, 1997, there is more than an insubstantial risk that (i) the Trust is, or will be, within 90 days of the date of such opinion, subject to U.S. federal income tax with respect to income received or accrued on the Exchange Junior Subordinated Debentures, (ii) interest payable by the Corporation on the Exchange Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Corporation, in whole or in part, for U.S. federal income tax purposes or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

       A "Regulatory Capital Event" means that the Corporation shall have received an opinion of bank regulatory counsel experienced in such matters to the effect that, as a result of (i) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of an applicable regulatory authority for the Corporation or (ii) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after April 1, 1997, the Capital Securities do not constitute, or within 90 days of the date thereof, will not constitute, Tier 1 Capital (or its then-equivalent); provided, however, that the distribution of the Exchange Junior Subordinated Debentures in connection with the liquidation of the Trust by the Corporation shall not in and of itself constitute a Regulatory Capital Event unless such liquidation shall have occurred in connection with a Tax Event.

       "Adjusted Treasury Rate" means, with respect to any prepayment date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date plus (i) 2.90% if such prepayment date occurs on or prior to April 1, 1998 and (ii) 2.38% in all other cases.

       "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Exchange Junior Subordinated Debentures to be prepaid that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Exchange Junior Subordinated Debentures.

       "Quotation Agent" means the Reference Treasury Dealer appointed by the Corporation. "Reference Treasury Dealer" means a nationally-recognized U.S. government securities dealer in New York, New York selected by the Corporation.

       "Comparable  Treasury Price" means,  with respect to any prepayment date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such prepayment date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (a) the average of the Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or
(b) if the Debenture

Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

       "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York, New York time, on the third Business Day preceding such prepayment date.

       Notice of any prepayment will be mailed not less than 30 days but not more than 60 days before the prepayment date to each holder of Exchange Junior Subordinated Debentures to be prepaid at its registered address. Unless the Corporation defaults in payment of the Prepayment Price, on and after the prepayment date interest ceases to accrue on such Exchange Junior Subordinated Debentures called for prepayment.

       If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Corporation will pay as additional amounts on the Exchange Junior Subordinated Debentures such amounts as shall be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Trust Securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a Tax Event ("Additional Sums").

Certain Covenants of the Corporation

       The Corporation will also covenant that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock,
(ii) make any payment of principal of, premium, if any, or interest on or repay, repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Exchange Guarantee, (d) the purchase of fractional shares resulting from a reclassification of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (f) purchases of common stock of the Corporation related to the issuance of such common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans), if at such time (1) there shall have occurred any event of which the Corporation has actual knowledge that (A) is, or, with the giving of notice or the lapse of time, or both, would constitute, a Debenture Event of Default and (B) in respect of which the Corporation shall not have taken reasonable steps to cure, (2) if such Exchange Junior Subordinated Debentures are held by the Property Trustee, the Corporation shall be in default with respect to its payment obligations under the Exchange Guarantee or (3) the Corporation shall have given notice of its election of its right to commence an Extension Period as provided in the Indenture and such Extension Period, or any extension thereof, shall have commenced and be continuing.

       So long as the Trust Securities remain outstanding, the Corporation also will covenant (i) to maintain 100% direct or indirect ownership of the Common Securities, provided, however, that any permitted successor of the Corporation under the Indenture may succeed to the Corporation's ownership of such Common Securities, (ii) to use commercially reasonable efforts to cause the Trust (a) to remain a business trust, except in connection with the distribution of Junior Subordinated

Debentures to the holders of Trust Securities in liquidation of the Trust, the prepayment of all the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Trust Agreement, and
(b) to otherwise continue to be classified as a grantor trust for U.S. federal income tax purposes and (iii) not to cause, as sponsor of the Trust, or to permit, as Holder of the Common Securities, the dissolution, winding-up or termination of the Trust, except in connection with a distribution of the Exchange Junior Subordinated Debentures as provided in the Trust Agreement and in connection with certain mergers, consolidations or amalgamations.

Modification of Indenture

       From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of Exchange Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, provided that any such action does not materially adversely affect the interest of the holders of Exchange Junior Subordinated Debentures, and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of a majority in principal amount of Exchange Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of Exchange Junior Subordinated Debentures; provided that no such modification may, without the consent of the holders of each outstanding Exchange Junior Subordinated Debenture so affected, (i) change the Stated
Maturity Date, or reduce the principal amount of the Exchange Junior Subordinated Debentures or reduce the amount payable on redemption thereof or reduce the rate or extend the time of payment of interest thereon except pursuant to the Corporation's right under the Indenture to defer the payment of interest as provided therein (see "--Option to Extend Interest Payment Date") or make the principal of, or interest or premium on, the Exchange Junior Subordinated Debentures payable in any coin or currency other than that provided in the Exchange Junior Subordinated Debentures, or impair or affect the right of any holder of Exchange Junior Subordinated Debentures to institute suit for the payment thereof, or (ii) reduce the percentage of principal amount of Exchange Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture.

Debenture Events of Default

      The Indenture provides that any one or more of the following described events with respect to the Exchange Junior Subordinated Debentures constitutes a "Debenture Event of Default" (whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) failure for 30 days to pay any interest (including Compounded Interest and Additional Sums, if any) or Liquidated Damages, if any, on the Exchange Junior Subordinated Debentures or any Other Debentures, when due (subject to the deferral of any due date in the case of an Extension Period); or

          (ii) failure to pay any principal (or premium, if any) on the Exchange Junior Subordinated Debentures or any Other Debentures when due whether at maturity, upon prepayment, by declaration of acceleration of maturity or otherwise; or

          (iii) failure to observe or perform in any material respect certain other covenants and warranties contained in the Indenture for 90 days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of the outstanding Exchange Junior Subordinated Debentures; or

          (iv) certain events in bankruptcy, insolvency or reorganization of the Corporation.

       The holders of a majority in aggregate outstanding principal amount of the Exchange Junior Subordinated Debentures have, subject to certain exceptions, the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Exchange Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Exchange Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Exchange Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

       The holders of a majority in aggregate outstanding principal amount of the Exchange Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Exchange Junior Subordinated Debentures, waive any past default, except a default in the payment of principal of (or premium, if any) or interest or Liquidated Damages, if any, on the Exchange Junior Subordinated Debentures (unless such default has been cured and a sum sufficient to pay all matured installments of interest (and premium, if any) and principal due otherwise than by acceleration has been deposited with the Debenture Trustee), or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Exchange Junior Subordinated Debenture.

       The Indenture requires the annual filing by the Corporation with the Debenture Trustee of a certificate as to the absence of certain defaults under the Indenture.

       The Indenture provides that the Debenture Trustee may withhold notice of a Debenture Event of Default from the holders of the Exchange Junior Subordinated Debentures if the Debenture Trustee considers it in the interest of such holders to do so.

Enforcement of Certain Rights by Holders of Exchange Capital Securities

       If a Debenture Event of Default shall have occurred and be continuing and shall be attributable to the failure of the Corporation to pay the principal of (or premium, if any), or interest (including Compounded Interest and Additional Sums, if any) or Liquidated Damages, if any, on the Exchange Junior Subordinated Debentures on the due date, a holder of Exchange Capital Securities may institute a Direct Action. The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Exchange Capital Securities. Notwithstanding any payments made to a holder of Exchange Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of (and premium, if any) and interest (including Compounded Interest and Additional Sums, if any) and Liquidated Damages, if any, on the Exchange Junior Subordinated Debentures, and the Corporation shall be subrogated to the rights of the holder of such Exchange Capital Securities with respect to payments on the Exchange Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action.

       The holders of the Exchange Capital Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Exchange Junior Subordinated
Debentures  unless  there  shall have been an Event of  Default  under the Trust
Agreement. See "--Description of Exchange Capital Securities --Events of Default; Notice."

Consolidation, Merger, Sale of Assets and Other Transactions

       The Indenture provides that the Corporation shall not consolidate with or merge into any other Person or convey, transfer or lease its properties as an entirety or substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Corporation or convey, transfer or lease its properties as an entirety or substantially as an entirety to the Corporation, unless: (i) in case the Corporation consolidates with or merges into another Person or conveys or transfers its properties substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Corporation's obligations on the Exchange Junior Subordinated Debentures; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed in the Indenture are met.

       The general provisions of the Indenture do not afford holders of the Exchange Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Exchange Junior Subordinated Debentures.

Satisfaction and Discharge

       The Indenture provides that when, among other things, all Exchange Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at maturity or called for prepayment within one year, and the Corporation deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Exchange Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity Date, as the case may be, then the Indenture will cease to be of further effect (except as to the Corporation's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Corporation will be deemed to have satisfied and discharged the Indenture.

Subordination

       In the Indenture, the Corporation has covenanted and agreed that the payment by the Corporation of the principal of, premium, if any, and interest (including Compounded Interest and Additional Sums, if any) on all Exchange Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Indebtedness to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Senior Indebtedness must be paid in full before the holders of Exchange Junior Subordinated Debentures will be entitled to receive or retain any payment in respect thereof.

       In the event of the acceleration of the maturity of the Exchange Junior Subordinated Debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of such Senior Indebtedness before the holders of the Exchange Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the Exchange Junior Subordinated Debentures.

       No payments on account of principal (or premium, if any) or interest, if any, in respect of the Exchange Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

       "Indebtedness" shall mean (i) every obligation of the Corporation for money borrowed; (ii) every obligation of the Corporation evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of the Corporation with respect to letters of credit, banker's acceptances or similar facilities issued for the account of the Corporation; (iv) every obligation of the

Corporation issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of the Corporation; (vi) all indebtedness of the Corporation whether incurred on or prior to the date of the Indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and
(vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, the Corporation has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

       "Indebtedness Ranking on a Parity with the Junior Subordinated Debentures" shall mean (i) Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, to the extent such indebtedness specifically by its terms ranks equally with and not prior to the Junior Subordinated Debentures in the right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of the Corporation and (ii) all other debt securities, and guarantees in respect of those debt securities, issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with the Corporation that is a financing vehicle of the Corporation (a "financing entity") in connection with the issuance by such financing entity of equity securities or other securities guaranteed by the Corporation pursuant to an instrument that ranks pari passu with or junior in right of payment to the Guarantee. The securing of any Indebtedness, otherwise constituting Indebtedness Ranking on a Parity with the Junior Subordinated Debentures, shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking on a Parity with the Junior Subordinated Debentures.

       "Indebtedness Ranking Junior to the Junior Subordinated Debentures" shall mean any Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, to the extent such indebtedness by its terms ranks junior to and not equally with or prior to the Junior Subordinated Debentures (and any other Indebtedness Ranking on a Parity with the Junior Subordinated Debentures) in right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of the Corporation. The securing of any Indebtedness, otherwise constituting Indebtedness Ranking Junior to the Junior Subordinated Debentures, shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking Junior to the Junior Subordinated Debentures.

       "Senior Indebtedness" shall mean all Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, except Indebtedness Ranking on a Parity with the Junior Subordinated Debentures or Indebtedness Ranking Junior to the Junior Subordinated Debentures, and any deferrals, renewals or extensions of such Senior Indebtedness.

       The Corporation is a holding company and almost all of the operating assets of the Corporation are owned by the Corporation's Subsidiaries. The
Corporation relies primarily on dividends from Webster Bank to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. The Corporation is a legal entity separate and distinct from its Subsidiaries. Holders of Exchange Junior Subordinated Debentures should look only to the Corporation for payments on the Exchange Junior Subordinated Debentures. There are regulatory limitations on the payment of dividends directly or indirectly to the Corporation from Webster Bank. See "--General." In addition, Webster Bank is subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, the Corporation and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Corporation and such other affiliates from borrowing from Webster Bank unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by Webster Bank are generally limited in amount as to the Corporation and as to each of such other affiliates to 10.00% of Webster Bank's capital and surplus and as to the Corporation and all of such other affiliates to an aggregate of 20% of Webster Bank's capital and surplus. Accordingly, the Exchange Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries.

       Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Exchange Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary (including depositors, in the case of Webster Bank), except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. At June 30, 1998, the Subsidiaries of the Corporation had total liabilities (excluding liabilities owed to the Corporation) of $8.4 billion. Accordingly, the Exchange Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's Subsidiaries (including Webster Banks' deposit liabilities) and all liabilities of any future subsidiaries of the Corporation. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation or any subsidiary, including Senior Indebtedness. See "--Subordination."

Restrictions on Transfer

       The Exchange Junior Subordinated Debentures will be issued, and may be transferred, only in blocks having an aggregate principal amount of not less than $100,000 (100 Exchange Junior Subordinated Debentures) and multiples of $1,000 in excess thereof. Any such transfer of Exchange Junior Subordinated Debentures in a block having an aggregate principal amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Exchange Junior Subordinated Debentures for any purpose, including but not limited to the receipt of payments on such Exchange Junior Subordinated Debentures, and such transferee shall be deemed to have no interest whatsoever in such Exchange Junior Subordinated Debentures.

Information Concerning the Debenture Trustee

       Following the Exchange Offer and the qualification of the Indenture under the Trust Indenture Act, the Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Exchange Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Governing Law

       The Indenture and the Exchange Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF EXCHANGE GUARANTEE

       The Exchange Guarantee will be executed and delivered by the Corporation concurrently with the issuance by the Trust of the Exchange Capital Securities for the benefit of the holders from time to time of the Exchange Capital Securities. The terms of the Exchange Guarantee are identical in all material respects to the terms of the Original Guarantee. Wilmington Trust Company will act as Guarantee Trustee under the Exchange Guarantee. The Exchange Guarantee has been qualified under the Trust Indenture Act. This summary of certain provisions of the Exchange Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Exchange Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The Guarantee Trustee will hold the Exchange Guarantee for the benefit of the holders of the Exchange Capital Securities.

Status of Original Guarantee

       If not all the Original Capital Securities are exchanged for Exchange Capital Securities in the Exchange Offer, the Original Guarantee will not terminate, but will continue to guarantee the obligations of the Corporation for the benefit of the holders of Original Securities. The Original Guarantee will terminate upon full payment of the applicable Redemption Price of the Original Capital Securities, upon full payment of the Liquidation Amount payable upon liquidation of the Trust or upon distribution of Original Junior Subordinated Debentures to the holders of the Original Capital Securities. The Original Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Original Capital Securities must restore payment of any sums paid under the Original Capital Securities or the Original Guarantee.

General

        The Corporation will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments to the holders of the Exchange Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Exchange Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Exchange Guarantee: (i) any accumulated and unpaid Distributions required to be paid on the Exchange Capital Securities, to the extent that the Trust has funds legally available therefor at such time, (ii) the applicable Redemption Price with respect to the Exchange Capital Securities called for redemption, to the extent that the Trust has funds legally available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust (other than in connection with the distribution of the Exchange Junior Subordinated Debentures to holders of the Exchange Capital Securities or the redemption of all Exchange Capital Securities), the lesser of (a) the Liquidation Distribution, to the extent the Trust has funds legally available therefor at the time, and (b) the amount of assets of the Trust remaining available for distribution to holders of Exchange Capital Securities after satisfaction of liabilities to creditors of the Trust as required by applicable law. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the Exchange Capital Securities or by causing the Trust to pay such amounts to such holders.

       The Corporation will, through the Exchange Guarantee, the Trust Agreement, the Exchange Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the Exchange Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Exchange Capital Securities. See "Relationship Among the Exchange Capital Securities, the Exchange Junior Subordinated Debentures and the Exchange Guarantee."

Status of the Exchange Guarantee

        The Exchange Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness in the same manner as the Exchange Junior Subordinated Debentures. See "Description of Exchange Junior Subordinated Debentures - Subordinated." In addition, because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Corporation's obligations under the Exchange Guarantee effectively will be subordinated to all existing and future liabilities of the Corporation's Subsidiaries (including the Corporation's Subsidiaries' deposit liabilities), and all liabilities of any future subsidiaries of the Corporation. Claimants should look only to the assets of the Corporation for payments under the Exchange Guarantee. See "--Description of the Exchange Junior Subordinated Debentures--

General." The Exchange Guarantee will rank pari passu with the Original Guarantee and all Other Guarantees issued by the Corporation after the Issue Date with respect to capital securities (if any) issued by Other Trusts.

       The Exchange Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Indebtedness, whether under the Indenture, any other indenture that the Corporation may enter into in the future or otherwise.

       The Exchange Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Corporation to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against any other person or entity). The Exchange Guarantee will be held for the benefit of the holders of the Exchange Capital Securities. The Exchange Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the Exchange Capital Securities of the Exchange Junior Subordinated Debentures. The Exchange Guarantee does not place a limitation on the amount of additional Senior Indebtedness that may be incurred by the Corporation.

       Events of Default

       An event of default under the Exchange Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder, provided, however, that except with respect to a default in payment of any Guarantee Payment, the Corporation shall have received notice of default and shall not have cured such default within 60 days after receipt of such notice. The holders of not less than a majority in Liquidation Amount of the Exchange Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Exchange Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Exchange Guarantee.

       Any holder of the Exchange Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

       The Corporation, as guarantor, will be required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Exchange Guarantee.

Amendments and Assignment

       Except with respect to any changes that do not materially adversely affect the rights of holders of the Exchange Capital Securities (in which case no vote will be required), the Exchange Guarantee may not be amended without the prior approval of the holders of a majority of the Liquidation Amount of such outstanding Exchange Capital Securities. The manner of obtaining any such approval will be as set forth under "--Description of Exchange Capital Securities--Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the Exchange Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the Exchange Capital Securities then outstanding.

Termination of the Exchange Guarantee

       The Exchange Guarantee will terminate and be of no further force and effect upon full payment of the applicable Redemption Price of the Exchange Capital Securities, upon full payment of the Liquidation Amount payable upon liquidation of the Trust or upon distribution of Exchange Junior Subordinated Debentures to the holders of the Exchange Capital Securities. The Exchange

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

Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Exchange Capital Securities must restore payment of any sums paid under the Exchange Capital Securities or the Exchange Guarantee.

Information Concerning the Guarantee Trustee

       The Guarantee Trustee, other than during the occurrence and continuance of a default by the Corporation in performance of the Exchange Guarantee, will undertake to perform only such duties as are specifically set forth in the Exchange Guarantee and, in case a default with respect to the Exchange Guarantee has occurred, must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee will be under no obligation to exercise any of the powers vested in it by the Exchange Guarantee at the request of any holder of the Exchange Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Governing Law

       The Exchange Guarantee will be governed by and construed in accordance with the laws of the State of New York.

                       DESCRIPTION OF ORIGINAL SECURITIES

       The terms of the Original Securities are identical in all materials respects to the Exchange Securities, except that (i) the Original Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the applicable Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances), (ii) the Exchange Capital Securities will not provide for any increase in the Distribution rate thereon and (iii) the Exchange Junior Subordinated Debentures will not provide for any liquidated damages thereon. As a result of Eagle and the Trust not having had a registration statement as to exchange securities been declared effective by September 28, 1997, liquidated damages have been accruing at the rate of 0.25% per annum on the principal amount of the Original Junior Subordinated Debentures and Distributions have been accruing at the rate of 0.25% per annum on the Liquidation Amount of the Original Capital Securities, and shall continue to do so until such time as this Registration Statement is declared effective. In addition, the Original Capital Securities provide that, if the Trust has not exchanged Exchange Capital Securities for all Original Capital Securities validly tendered by the 45th day after the date on which the Registration Statement is declared effective, the Distribution rate borne by the Original Capital Securities will increase by .25% per annum for the period from the occurrence of such event until such time as the Exchange Offer has been consummated. The Exchange Securities are not, and upon consummation of the Exchange Offer the Original Securities will not be, entitled to any such additional interest or Distributions. Accordingly, holders of Original Capital
Securities should review the information set forth under "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities" and "Description of Exchange Securities."

        RELATIONSHIP AMONG THE EXCHANGE CAPITAL SECURITIES, THE EXCHANGE
            JUNIOR SUBORDINATED DEBENTURES AND THE EXCHANGE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

       Payments of Distributions and other amounts due on the Exchange Capital Securities (to the extent the Trust has funds legally available for the payment of such Distributions) will be irrevocably guaranteed by the Corporation as and to the extent set forth under "Description of Exchange Securities--Description of Exchange Guarantee." Taken together, the Corporation's obligations under the Exchange Junior Subordinated Debentures, the Indenture, the Trust Agreement and the Exchange Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Exchange Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Exchange Capital Securities. If and to the extent that the Corporation does not make the required payments on the Exchange Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Exchange Capital Securities. The Exchange Guarantee will not cover any such payment when the Trust does not have sufficient funds legally available therefor. In such event, the remedy of a holder of Exchange Capital Securities is to institute a Direct Action. The obligations of the Corporation under the Exchange Guarantee will be subordinate and junior in right of payment to all Senior Indebtedness.

SUFFICIENCY OF PAYMENTS

       As long as payments of interest and other payments are made when due on the Exchange Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Exchange Capital Securities, primarily because: (i) the aggregate principal amount or Prepayment Price of the Exchange Junior Subordinated Debentures will be equal to the sum of the aggregate Liquidation Amount or Redemption Price, as applicable, of the Trust Securities; (ii) the interest rate and interest and other payment dates on the Exchange Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Trust Securities; (iii) the Corporation, as Sponsor, shall pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under such Trust Securities; and (iv) the Trust Agreement further provides that the Trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

ENFORCEMENT RIGHTS OF HOLDERS OF EXCHANGE CAPITAL SECURITIES

       A holder of any Exchange Capital Security may institute a legal proceeding directly against the Corporation to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

       A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Trust Agreement. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Indenture provide that no payments may be made in respect of the Exchange Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Exchange Junior Subordinated Debentures would constitute an Event of Default under the Trust Agreement.

LIMITED PURPOSE OF THE TRUST

       The Exchange Capital Securities will represent beneficial interests in the Trust, and the Trust exists for the sole purpose of issuing and selling the Trust Securities, using the proceeds from the sale of the Trust Securities to acquire the Original Junior Subordinated Debentures, exchanging the Original Capital Securities and the Original Junior Subordinated Debentures in the Exchange Offer, and engaging in only those other activities necessary, advisable or incidental thereto.

RIGHTS UPON TERMINATION

       Unless the Exchange Junior Subordinated Debentures are distributed to holders of the Exchange Capital Securities, upon any voluntary or involuntary termination, winding-up or liquidation of the Trust, after satisfaction of the liabilities of creditors of the Trust as required by applicable law, the holders of the Exchange Capital Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Exchange Securities--Description of Exchange Capital Securities--Liquidation of the Trust and Distribution of Exchange

Junior Subordinated Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as holder of the Exchange Junior Subordinated Debentures, would be a subordinated creditor of the Corporation, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal (and premium, if any) and interest, before any stockholders of the Corporation receive payments or distributions.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

       The following is a summary of certain of the material U.S. federal income tax consequences associated with the exchange of Original Capital Securities for Exchange Capital Securities and with the ownership and disposition of Capital Securities held as capital assets by a holder who purchased Original Capital Securities upon initial issuance. It does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular holders in light of their personal investment circumstances or status, nor does it discuss the U.S. federal income tax consequences to certain types of holders subject to special treatment under the U.S. federal income tax laws, such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, United States Alien Holders engaged in a U.S. trade or business or persons that will hold the Capital Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Capital Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Capital Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder and the administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Hogan & Hartson L.L.P. ("Tax Counsel") has reviewed this summary and is of the opinion that, to the extent that it constitutes matters of law or purports to describe certain provisions of the U.S. federal income tax laws, it is a correct summary in all material respects of the matters discussed herein.

EXCHANGE OF CAPITAL SECURITIES

       The exchange of Original Capital Securities for Exchange Capital Securities should not be a taxable event to holders for U.S. federal income tax purposes. The exchange of Original Capital Securities for Exchange Capital Securities pursuant to the Exchange Offer should not be treated as an "exchange" for U.S. federal income tax purposes because the Exchange Capital Securities should not be considered to differ materially in kind or extent from the Original Capital Securities and because the exchange will occur by operation of the terms of the Original Capital Securities. Accordingly, the Exchange Capital Securities should have the same issue price as the Original Capital Securities, and a holder should have the same adjusted tax basis and holding period in the Exchange Capital Securities immediately after the exchange as the holder had in the Original Capital Securities immediately before the exchange.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

       The Corporation intends to take the position that the Junior Subordinated Debentures will be classified for U.S. federal income tax purposes as indebtedness of the Corporation. The Corporation, the Trust and the holders of the Capital Securities (by acceptance of a beneficial interest in a Capital Security) will agree to treat the Junior Subordinated Debentures as indebtedness of the Corporation and the Capital Securities as evidence of a beneficial ownership interest in the Junior Subordinated Debentures for all U.S. federal income tax purposes. No assurance can be given, however, that such position will not be challenged by the Internal Revenue Service (the "IRS") or, if challenged, that such a challenge will not be successful. The remainder of this discussion assumes that the Junior Subordinated Debentures will be classified as indebtedness of the Corporation for U.S. federal income tax purposes.

CLASSIFICATION OF THE TRUST

       In connection with the issuance of the Capital Securities, Tax Counsel rendered its opinion generally to the effect that, under then-current law and assuming full compliance with the terms of the Trust Agreement and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified for U.S. federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for U.S. federal income tax purposes, each holder of Capital Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Debentures, and each holder will be required to include in its gross income any interest (or OID accrued) with respect to its allocable share of those Junior Subordinated Debentures.

       An opinion of Tax Counsel is not binding on the IRS or the courts. No rulings have been or are expected to be sought from the IRS with respect to any of the transactions described herein and no assurance can be given that the IRS will not take contrary positions. Moreover, no assurance can be given that the opinion expressed herein will not be challenged by the IRS or, if challenged, that such a challenge would not be successful.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

       Under Treasury regulations (the "Treasury Regulations") applicable to debt instruments issued on or after August 13, 1996, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. The Corporation believes that the likelihood of its exercising its option to defer payments of interest is "remote" since exercising that option would, among other things, prevent the Corporation from declaring dividends on any class of its equity securities. Accordingly, the Corporation intends to take the position that the Junior Subordinated Debentures will not be considered to be issued with OID and, accordingly, stated interest on the Junior Subordinated Debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's method of tax accounting.

       Under the Treasury Regulations, if the Corporation were to exercise its option to defer payments of interest, the Junior Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Junior Subordinated Debentures would thereafter be treated as OID as long as the Junior Subordinated Debentures remain outstanding. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would thereafter be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of Capital Securities would be required to include in gross income OID even though the Corporation would not make actual cash payments during an Extension Period. Moreover, under the Treasury Regulations, if the option to defer the payment of interest was determined not to be "remote," the Junior Subordinated Debentures would be treated as having been originally issued with OID. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income.

       The Treasury Regulations have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to the interpretation described herein.

       Because income on the Capital Securities will constitute interest or OID, corporate holders of the Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Capital Securities.

RECEIPT OF JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

       The Corporation will have the right at any time to liquidate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities. Under current law, such a distribution, for U.S. federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Junior Subordinated Debentures equal to such holder's aggregate tax basis in its Capital Securities. A holder's holding period in the Junior Subordinated Debentures so received in liquidation of the Trust would include the period during which the Capital Securities were held by such holder. If, however, the Trust were characterized for U.S. federal income tax purposes as an association taxable as a corporation at the time of its dissolution, the distribution of the Junior Subordinated Debentures may constitute a taxable event to holders of Capital Securities and a holder's holding period in Junior Subordinated Debentures would begin on the date such Junior Subordinated Debentures were received.

       Under certain circumstances described herein (see "Description of Exchange Securities--Description of Exchange Capital Securities"), the Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Capital Securities. Under current law, such a redemption would, for U.S. federal income tax purposes, constitute a taxable disposition of the redeemed Capital Securities, and a holder could recognize gain or loss as if it sold such redeemed Capital Securities for cash. See "--Sales of Capital Securities."

SALES OF CAPITAL SECURITIES

       A holder that sells Capital Securities (including a redemption of the Capital Securities either on the Stated Maturity Date or upon an optional redemption of the Junior Subordinated Debentures by the Corporation) will recognize gain or loss equal to the difference between its adjusted tax basis in Capital Securities and the amount realized on the sale of such Capital Securities (other than with respect to accrued and unpaid interest which has not yet been included in income, which will be treated as ordinary income). A holder's adjusted tax basis in the Capital Securities generally will be its initial purchase price increased by OID (if any) previously includible in such holder's gross income to the date of disposition and decreased by payments (if any) received on the Capital Securities in respect of OID. Such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year. On August 5, 1997, legislation was enacted which, among other things, reduces to 20% the maximum rate of tax on long-term capital gains on most capital assets held by an individual for more than 18 months. Gain on most capital assets held by an individual more than one year and up to 18 months is subject to tax at a maximum rate of 28%.

       The Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debentures are deemed to have been issued with OID) who disposes of his Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, if applicable, OID), and to add such amount to his adjusted tax basis in his pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest) a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for U.S. federal income tax purposes.

PROPOSED TAX LEGISLATION

       The Taxpayer Relief Act of 1997, enacted on August 5, 1997, did not contain certain provisions of President Clinton's Fiscal 1998 Budget Proposal that would, among other things, have denied an issuer a deduction for U.S. federal income tax purposes for the payment of interest on instruments with characteristics similar to the Junior Subordinated Debentures. There can be no assurances, however, that the proposed legislation, if enacted, or similar legislation enacted after the date hereof would not adversely affect the tax treatment of the Junior Subordinated Debentures, resulting in a Tax Event. The occurrence of a Tax Event may result in the redemption of the Junior Subordinated Debentures for cash, in which event the holders of the Capital Securities would receive cash in redemption of their Capital Securities. See "Description of Capital Securities -- Redemption" and "Description of Junior Subordinated Debentures -- Special Event Prepayment."

UNITED STATES ALIEN HOLDERS

       For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is not a U.S. Holder for U.S. federal income tax purposes.

       A "U.S. Holder" is a holder of Capital Securities who or which is (i) a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for federal income tax purposes, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, or (iii) a trust or estate the income of which is includible in its gross income for federal income tax purposes without regard to its source. For taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee so elects), a trust is a U.S. Holder if, and only if, (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more United States trustees have the authority to control all substantial decisions of the trust.

       Under present U.S. federal income tax laws: (i) payments by the Trust or any of its paying agents to any holder of a Capital Security who or which is a United States Alien Holder will not be subject to U.S. federal withholding tax; provided that, (a) the beneficial owner of the Capital Security does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of the Corporation entitled to vote, (b) the beneficial owner of the Capital Security is not a controlled foreign corporation that is related to the Corporation through stock ownership, and (c) either (1) the beneficial owner of the Capital Security certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Capital Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and (ii) a United States Alien Holder of a Capital Security will not be subject to U.S. federal withholding tax on any gain realized upon the sale or other disposition of a Capital Security.

       Regulations recently issued by the IRS, which will be effective for payments made after December 31, 1998 (subject to certain transition rules), make modifications to the certification procedures applicable to United States Alien Holders. In general, these regulations unify certification procedures and forms and clarify and modify reliance standards. A United States Alien Holder should consult with its own advisor regarding the effect of the new Treasury Regulations.

       As discussed above, changes in legislation affecting the U.S. federal income tax treatment of the Junior Subordinated Debentures are possible, and could adversely affect the ability of the Corporation to deduct the interest payable on the Junior Subordinated Debentures. Moreover, any such legislation could adversely affect United States Alien Holders by characterizing income derived from the Junior Subordinated Debentures as dividends, generally subject to a 30% income tax (on a withholding basis) when paid to a United States Alien Holder, rather than as interest which, as discussed above, is generally exempt from income tax in the hands of a United States Alien Holder.

INFORMATION REPORTING TO HOLDERS

       Generally, income on the Capital Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Capital Securities by January 31 following each calendar year.

BACKUP WITHHOLDING

       Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's U.S. federal income tax, provided the required information is provided to the IRS.

       THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE EXCHANGE OF ORIGINAL CAPITAL SECURITIES FOR EXCHANGE CAPITAL SECURITIES AND OF THE OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

       Each of the Corporation (the obligor with respect to the Exchange Junior Subordinated Debentures held by the Trust), and its affiliates and the Property Trustee may be considered a "party in interest" (within the meaning of ERISA) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to many Plans. The purchase and/or holding of Exchange Capital Securities by a Plan with respect to which the Corporation, the Property Trustee or any affiliate is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Exchange Capital Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (an exemption for transactions involving certain insurance company general accounts) or PTCE 96-23 (an exemption for certain transactions determined by an in-house asset manager). In addition, a Plan fiduciary considering the purchase of Exchange Capital Securities should be aware that the assets of the Trust may be considered "plan assets" for ERISA purposes. In such event, the Property Trustee, as well as any other persons exercising discretion with respect to the Exchange Junior
Subordinated Debentures, may become fiduciaries, parties in interest or disqualified persons with respect to investing Plans. In order to avoid certain prohibited transactions under ERISA and the Code that could thereby result, each investing Plan, by purchasing the Exchange Capital Securities, will be deemed to have directed the Trust to invest in the Exchange Junior Subordinated Debentures and to have consented to the appointment of the Property Trustee. In this regard, it should be noted that, in an Event of Default, the Corporation may not remove the Property Trustee without the approval of a majority of the holders of the Exchange Capital Securities.

       A Plan fiduciary should consider whether the purchase of Exchange Capital Securities could result in a delegation of fiduciary authority to the Property Trustee, and, if so, whether such a delegation of authority is permissible under the Plan's governing instrument or any investment management agreement with the Plan.

       THE SALE OF INVESTMENTS TO PLANS IS IN NO RESPECT A REPRESENTATION BY THE TRUST, THE CORPORATION, THE PROPERTY TRUSTEE, THE INITIAL PURCHASER OR ANY OTHER PERSON ASSOCIATED WITH THE SALE OF THE EXCHANGE CAPITAL SECURITIES THAT SUCH SECURITIES MEET RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT SUCH SECURITIES ARE OTHERWISE APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN. ANY PURCHASER PROPOSING TO ACQUIRE EXCHANGE CAPITAL SECURITIES WITH ASSETS OF ANY PLAN SHOULD CONSULT WITH ITS COUNSEL.

                              PLAN OF DISTRIBUTION

       Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities where such Original Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Trust and the Corporation have agreed that, starting on the Expiration Date and ending on the close of business on the 180th day following the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, for a period of 180 days after the Expiration Date, all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.

       The Trust and the Corporation will not receive any proceeds from any sale of Exchange Capital Securities by broker-dealers. Exchange Capital Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions, in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Capital Securities. Any broker-dealer that resells Exchange Capital Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of Exchange Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

       For a period of 180 days after the Expiration Date, the Trust and the Corporation will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Trust and the Corporation have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Capital Securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Exchange Capital Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                         VALIDITY OF EXCHANGE SECURITIES

       The validity of the Exchange Capital Securities, the Exchange Guarantee and the Exchange Junior Subordinated Debentures will be passed upon for the Corporation by Hogan & Hartson L.L.P., Washington, D.C. Certain matters of Delaware law relating to the validity of the Exchange Capital Securities will be passed upon on behalf of the Trust by Morris, James, Hitchens & Williams, special Delaware counsel to the Trust. Certain matters relating to U.S. federal income tax considerations will be passed upon for the Corporation by Hogan & Hartson L.L.P., Washington, D.C.

                                     EXPERTS

         The consolidated financial statements of the Corporation (as restated to include Eagle) at December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein and given upon the authority of said firm as experts in accounting and auditing.

         The separate consolidated financial statements of the Corporation (excluding Eagle) at December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein and given upon the authority of said firm as experts in accounting and auditing.

================================================================================

   NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THIS EXCHANGE OFFER AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR THE TRUST. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE CORPORATION OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.


                ------------------------------------------------


                                TABLE OF CONTENTS

                                                     PAGE
                                                     ----

Available Information...............................
Incorporation of Certain Documents by

   Reference  ......................................
Summary    .........................................
Selected Consolidated Financial Data................
Risk Factors   .....................................
Webster Financial Corporation.......................
Webster Capital Trust II............................
Use of Proceeds
Ratios of Earnings to Combined Fixed

   Charges

Accounting Treatment................................
Capitalization   ...................................
Effect of Merger
The Exchange Offer..................................
Description of Exchange Securities..................
Description of Original Securities..................
Relationship Among the Exchange Capital

   Securities, the Exchange Junior
   Subordinated Debentures and the

   Exchange Guarantee...............................
Certain Federal Income Tax Consequences.............
ERISA Considerations................................
Plan of Distribution................................
Validity of Exchange Securities.....................
Independent Auditors................................

================================================================================

================================================================================

                                   $50,000,000

                            WEBSTER CAPITAL TRUST II

                              OFFER TO EXCHANGE ITS

                            10.00% CAPITAL SECURITIES

            (LIQUIDATION AMOUNT $1,000 PER EXCHANGE CAPITAL SECURITY)

           WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

                       FOR ANY AND ALL OF ITS OUTSTANDING
                       10.00% ORIGINAL CAPITAL SECURITIES

            (LIQUIDATION AMOUNT $1,000 PER ORIGINAL CAPITAL SECURITY)

                           UNCONDITIONALLY GUARANTEED,
                             AS DESCRIBED HEREIN, BY

                          WEBSTER FINANCIAL CORPORATION

          -----------------------------------------------------------

                                   PROSPECTUS

          -----------------------------------------------------------



                              ____________ __, 1998

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Reference is made to the provisions of Article 6 of the Corporation's Restated Certificate of Incorporation and the provisions of Article 9 of the Corporation's Bylaws.

          The Corporation is a Delaware corporation subject to the applicable indemnification provisions of the General Corporation Law of the State of Delaware (the "DGCL"). Section 145 of the DGCL provides for the indemnification, under certain circumstances, of persons who are or were directors, officers, employees or agents of the Corporation, or are or were serving at the request of the Corporation in such a capacity with another business organization or entity, against expenses, judgments, fines and amounts paid in settlement in actions, suits or proceedings, whether civil, criminal, administrative, or investigative, brought or threatened against or involving such persons because of such person's service in any such capacity. In the case of actions brought by or in the right of the Corporation, Section 145 provides for indemnification only of expenses, and only upon a determination by the Court of Chancery or the court in which such action or suit was brought that, in view of all the circumstances of the case, such person is reasonably and fairly entitled to indemnity for such expenses.

     The  Corporation's   Bylaws  provide  for   indemnification   of  officers,
directors, trustees, employees and agents of the Corporation, and for those serving in such roles with other business organizations or entities, in the event that such person was or is made a party to (or is threatened to be made a party to) any civil or criminal action, suit, or proceeding by reason of the fact that such person is or was serving in such a capacity for or on behalf of the Corporation. The Corporation will indemnify any such person against expenses (including attorney's' fees), judgments, fines, penalties and amounts paid in settlement if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, similarly, the Corporation shall indemnify such persons for expenses reasonably incurred and settlements reasonably paid in actions, suits, or proceedings brought by or in the right of the Corporation, if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the Corporation; provided, however, that no indemnification shall be made against expenses in respect of any claim, issue, or matter as to which such person is adjudged to be liable to the Corporation or against amounts paid in settlement unless and only to the extent that there is a determination made by the appropriate party set forth in the Bylaws that the person to be indemnified is, in view of the circumstances of the case, fairly and reasonably entitled to indemnity for such expenses or amounts paid in settlement. In addition, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, trustee, employee, or agent of the Corporation or is acting in such capacity for another business organization or entity at the Corporation's request, against such person and incurred in such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or obligation to indemnify him against such liability under the provisions of
Article 9 of the Corporation's Bylaws. Article 6 of the Corporation's Restated Certificate of Incorporation provides that no director will be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director other than liability for breach of such director's duty of loyalty, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, for any payment of a dividend or approval of a stock repurchase illegal under Section 174 of the DGCL, or for any transaction from which the director derived an improper personal benefit.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     3.1 Certificate of Trust of Eagle Financial Capital Trust I, dated March 26, 1997.

     3.2 Certificate of Amendment to Certificate of Trust of Eagle Financial Capital Trust I, dated September 29, 1998.

     3.3 Declaration of Trust of Eagle Financial Capital Trust I, dated as of March 26, 1997.

     3.4 Amended and Restated Declaration of Trust of Eagle Financial Capital Trust I, dated as of April 1, 1997.

     4.1 Indenture, dated as of April 1, 1997, between Eagle Financial Corp. and Wilmington Trust Company, as debenture trustee.

     4.2  Certificate  of  10.00%  Junior   Subordinated   Deferrable   Interest
          Debenture, Series A.*

     4.3 Certificate of Trust of Eagle Financial Capital Trust I, dated March 26, 1997 (filed as Exhibit 3.1 hereto).

     4.4 Declaration of Trust of Eagle Financial Capital Trust I, dated as of March 26, 1997 (filed as Exhibit 3.3 hereto).

     4.5 Amended and Restated Declaration of Trust of Eagle Financial Capital Trust I, dated as of April 1, 1997 (filed as Exhibit 3.4 hereto).

     4.6  Capital Security Certificate, Series B.*

     4.7 Registration Rights Agreement, dated April 1, 1997, among Eagle Financial Corp., Eagle Financial Capital Trust I and Sandler O'Neill & Partners, L.P.

     4.8 Liquidated Damages Agreement, dated April 1, 1997, among Eagle Financial Corp., Eagle Financial Capital Trust I and Sandler O'Neill & Partners, L.P.

     4.9 Series A Capital Securities Guarantee Agreement, dated as of April 1, 1997, executed and delivered by Eagle Financial Corp.

     4.10 Form of Series B Capital Securities Guarantee Agreement.

     5.1 Form of opinion of Hogan & Hartson L.L.P. as to the validity of the securities registered hereunder (including the consent of that firm).*

     5.2 Form of opinion of Morris, James, Hitchens & Williams as to the validity of the Exchange Capital Securities (including the consent of that firm).*

     8 Opinion of Hogan & Hartson L.L.P. as to certain federal income tax matters (including the consent of that firm).*

     12   Computation of ratio of earnings to combined fixed charges.*

     21   Subsidiaries of Webster Capital Trust II.

     23.1 Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 5.1 and
          Exhibit 8).*

     23.2 Consent of Morris,  James,  Hitchens & Williams  (included  as part of
          Exhibit 5.2).*

     23.3 Consent of KPMG Peat Marwick LLP.

     25.1 Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee for the Exchange Capital Securities of Webster Capital Trust II.*

     25.2 Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee for the Exchange Junior Subordinated Debentures of Webster Financial Corporation.*

     25.3 Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee for the Webster Financial Corporation Guarantee with respect to Exchange Capital Securities.*

     99.1 Form of Letter of Transmittal.

     99.2 Form of Notice of Guaranteed Delivery.

     99.3 Form of Exchange Agent Agreement.

     99.4 Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

     99.5 Form of Letter to Clients.

----------------

*    To be filed by amendment.

ITEM 22. UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted as to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, indemnification agreements entered into between the registrants and their respective officers, directors, trustees, or otherwise, each of the registrants has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by a registrant of expenses incurred or paid by a director, officer, trustee or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 3 and 21 of this Registration Statement, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the Waterbury, Connecticut, on September 28, 1998.

                                    WEBSTER FINANCIAL CORPORATION

                                    By:/s/ John V. Brennan
                                       -----------------------------------------
                                       John V. Brennan
                                       Executive Vice President, Chief Financial
                                        Officer and Treasurer



                                     WEBSTER CAPITAL TRUST II


                                     By: /s/ John V. Brennan
                                       -----------------------------------------
                                       John V. Brennan
                                       Administrative Trustee



                                     By: /s/ Peter J. Swiatek
                                       -----------------------------------------
                                       Peter J. Swiatek
                                       Administrative Trustee




     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below appoints James C. Smith or John V. Brennan, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution for him and in his name, place and stead, in any and all capacities to sign any amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on September 28, 1998.






         Name:                                                Title:
         -----                                                ------
By: /s/ James C. Smith                      Chairman and Chief Executive Officer,
  -------------------------------            Principal Executive Officer
     James C. Smith

By: /s/ John V. Brennan                     Executive Vice President, Chief Financial
  -------------------------------            Officer and Treasurer, Principal Financial
     John V. Brennan                         Officer, Principal Accounting Officer


By: /s/ Richard H. Alden                     Director
  -------------------------------
     Richard H. Alden

By: /s/ Achille A. Apicella                  Director
  -------------------------------
     Achille A. Apicella

By: /s/ Joel S. Becker                       Director
  -------------------------------
     Joel S. Becker

By:  /s/ O. Joseph Bizzozero, Jr.            Director
  -------------------------------
     O. Joseph Bizzozero, Jr.

By: /s/ George T. Carpenter
  -------------------------------
     George T. Carpenter                     Director

By: /s/ John J. Crawford
  -------------------------------
    John J. Crawford                         Director

By: /s/ Harry P. DiAdamo, Jr.
  -------------------------------
     Harry P. DiAdamo, Jr.                   Director

By:  /s/ Robert A. Finkenzeller
  -------------------------------
     Robert A. Finkenzeller                  Director

By:  /s/ Walter R. Griffin
  -------------------------------
     Walter R. Griffin                       Director

By: /s/ J. Gregory Hickey
  -------------------------------
    J. Gregory Hickey                        Director

By:  /s/ C. Michael Jacobi
  -------------------------------
     C. Michael Jacobi                       Director

By: /s/ John F. McCarthy
  -------------------------------
     John F. McCarthy                        Director

By:
  -------------------------------
     Marguerite F. Waite                     Director

                                  EXHIBIT INDEX


Exhibit No.                                   Exhibits                                      Page No.
-----------                                   --------                                      --------
     3.1       Certificate of Trust of Eagle  Financial  Capital Trust I, dated March
               26, 1997.

     3.2       Certificate of Amendment to  Certificate  of Trust of Eagle  Financial
               Capital Trust I, dated September 29, 1998.

     3.3       Declaration of Trust of Eagle  Financial  Capital Trust I, dated as of
               March 26, 1997.

     3.4       Amended and Restated  Declaration of Trust of Eagle Financial  Capital
               Trust I, dated as of April 1, 1997.

     4.1       Indenture,  dated as of April 1, 1997,  between Eagle  Financial Corp.
               and Wilmington Trust Company, as debenture trustee.

     4.2       Certificate  of  10.00%  Junior   Subordinated   Deferrable   Interest
               Debenture, Series A.*

     4.3       Certificate of Trust of Eagle  Financial  Capital Trust I, dated March
               26, 1997 (filed as Exhibit 3.1 hereto).

     4.4       Declaration of Trust of Eagle  Financial  Capital Trust I, dated as of
               March 26, 1997 (filed as Exhibit 3.3 hereto).

     4.5       Amended and Restated  Declaration of Trust of Eagle Financial  Capital
               Trust I, dated as of April 1, 1997 (filed as Exhibit 3.4 hereto).

     4.6       Capital Security Certificate, Series B.*

     4.7       Registration  Rights  Agreement,  dated  April 1,  1997,  among  Eagle
               Financial Corp., Eagle Financial Capital Trust I and Sandler O'Neill &
               Partners, L.P.

     4.8       Liquidated  Damages  Agreement,  dated  April  1,  1997,  among  Eagle
               Financial Corp., Eagle Financial Capital Trust I and Sandler O'Neill &
               Partners, L.P.

     4.9       Series A Capital Securities Guarantee Agreement,  dated as of April 1,
               1997, executed and delivered by Eagle Financial Corp.

     4.10      Form of Series B Capital Securities Guarantee Agreement.

     5.1       Form of opinion of Hogan & Hartson  L.L.P.  as to the  validity of the securities registered hereunder (including the consent of that firm).*

     5.2       Form of  opinion  of Morris,  James,  Hitchens  &  Williams  as to the
               validity of the Exchange Capital Securities  (including the consent of that firm).*

     8         Opinion of Hogan & Hartson  L.L.P.  as to certain  federal  income tax matters (including the consent of that firm).*

     12        Computation of ratio of earnings to combined fixed charges.*

     21        Subsidiaries of Webster Capital Trust II.

     23.1      Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 5.1 and
               Exhibit 8).*

     23.2      Consent of Morris,  James,  Hitchens & Williams  (included  as part of
               Exhibit 5.2).*

     23.3      Consent of KPMG Peat Marwick LLP.

     25.1      Form T-1 Statement of Eligibility  of Wilmington  Trust Company to act
               as trustee for the  Exchange  Capital  Securities  of Webster  Capital
               Trust II.


     25.2      Form T-1 Statement of Eligibility  of Wilmington  Trust Company to act
               as trustee for the Exchange Junior Subordinated  Debentures of Webster
               Financial Corporation.

     25.3      Form T-1 Statement of Eligibility  of Wilmington  Trust Company to act
               as  trustee  for the  Webster  Financial  Corporation  Guarantee  with respect to Exchange Capital Securities.

     99.1      Form of Letter of Transmittal.

     99.2      Form of Notice of Guaranteed Delivery.

     99.3      Form of Exchange Agent Agreement.

     99.4      Form of Letter to Brokers, Dealers,  Commercial Banks, Trust Companies
               and Other Nominees.

     99.5      Form of Letter to Clients.

----------------

     *         To be filed by amendment.
